Exhibit 1.1

Hesai Group

[●] Shares

(US$0.0001 nominal value per Class B ordinary share)

INTERNATIONAL UNDERWRITING AGREEMENT

September 11, 2025

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Guotai Junan Capital Limited (“GTJA Capital”)

27F, Low Block, Grand Millennium Plaza

181 Queen’s Road

Central

Hong Kong

Guotai Junan Securities (Hong Kong) Limited (“GTJA Securities”)

27F, Low Block, Grand Millennium Plaza

181 Queen’s Road

Central

Hong Kong

CMB International Capital Limited (“CMBI”)

45/F, Champion Tower

3 Garden Road

Central

Hong Kong

CICC, GTJA Securities and CMBI, as the representatives of the several International Underwriters (as defined below) named in Schedule I

Ladies and Gentlemen:

Hesai Group, an exempted company incorporated in the Cayman Islands with limited liability (the “Company,” and together with its subsidiaries, the “Group”), proposes to issue and sell to purchasers procured by the several international underwriters named in Schedule I (collectively, the “International Underwriters” and each an “International Underwriter”) and certain investors named in Schedule IV hereto (the “Cornerstone Investors”), or failing which, to the International Underwriters, for whom the Sponsor-OCs (as defined below) are acting representatives, Class B ordinary shares of US$0.0001 par value per share (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars. The Company proposes to initially issue and sell to (a) the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of [●] Shares[, including the [●] Shares allocated to the International Underwriters pursuant to the exercise of the Offer Size Adjustment Option (as defined below) (the “Offer Size Adjustment Option Shares”) provided in the Hong Kong Underwriting Agreement] (the “Firm Shares”) and, at the election of the International Underwriters, up to [●] additional Shares (the “Option Shares,” together with the Firm Shares, the “Registered Offer Shares”) and (b) Cornerstone Investors, who are non-U.S. Persons outside of the United States in reliance on Rule 901 of Regulation S under the Securities Act (as defined below), an aggregate of [●] Shares (the “Exempt Offer Shares”, together with the Registered Offer Shares, the “International Offer Shares”) pursuant to cornerstone investment agreements (the “Cornerstone Investment Agreements”) between the Company, the Joint Sponsors, Sponsor-OCs, and the Cornerstone Investors.

The offering and sale of the Registered Offer Shares under this Agreement is herein referred to as the “Registered Offering;” the offering and sale of the Exempt Offer Shares under this Agreement is herein referred to as the “Exempted Offering,” and together, the “International Offering.”

The Company, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators and the Hong Kong Underwriters have entered into an agreement dated September 5, 2025 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the PRC of an aggregate of 1,700,000 Shares (subject to the reallocation, the Offer Size Adjustment Option and the Over-allotment Option (as defined below) as provided for under this Agreement and the Hong Kong Underwriting Agreement) (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering.” The International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[●] per Share (the “Offer Price”), which is exclusive of brokerage per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.00565% of the Offer Price (the “Trading Fee”) imposed by the SEHK, a transaction levy per Share of 0.00015% of the Offer Price (the “AFRC Transaction Levy”) by the Accounting and Financial Reporting Council of Hong Kong (the “AFRC”) and a transaction levy per Share of 0.0027% of the Offer Price imposed by the Securities and Futures Commission of Hong Kong (the “SFC Transaction Levy”), in each case payable by purchasers of the Offer Shares. The Trading Fee, the AFRC Transaction Levy and the SFC Transaction Levy are also payable by the Company with respect to the Offer Shares.

The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an agreement among themselves (the “Agreement Between Syndicates”), which, among other things, provides that CICC, GTJA Capital, and CMBI shall act as the Joint Sponsors of the Global Offering; CICC, GTJA Securities and CMBI shall act as the Sponsor-OCs of the Global Offering; CICC, GTJA Securities, CMBI, Haitong International Securities Company Limited, and BOCI Asia Limited shall act as the Overall Coordinators of the Global Offering; CICC, GTJA Securities, CMBI, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, and ICBC International Securities Limited shall act as the Joint Global Coordinators of the Global Offering; CICC, GTJA Securities, CMBI, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, ICBC International Securities Limited, ABCI Capital Limited, and CCB International Capital Limited shall act as the Joint Bookrunners the Global Offering; and CICC, GTJA Securities, CMBI, Haitong International Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited, DBS Asia Capital Limited, ICBC International Securities Limited, ABCI Securities Company Limited, and CCB International Capital Limited shall act as the Joint Lead Managers and Capital Market Intermediaries (as defined in the Code of Conduct for Persons Licensed by or Registered with the SFC (the “Code of Conduct”)) of the Global Offering.

With respect to the Registered Offering, the Company has prepared and filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-290069) pursuant to the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”). Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus”; the Pricing Prospectus, as supplemented by the information and documents listed on Schedule III hereto, is hereinafter called the “Disclosure Package”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”). As used herein, the “Time of Sale” means the time when sales of the Registered Offer Shares were first made, which for purposes of this Agreement is [9:00] a.m., Hong Kong time, on the date of this Agreement.

A prospectus dated September 5, 2025 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering, under which the Company has an offer size adjustment option, which is exercisable by the Company with the prior written agreement between the Company and the Sponsor-OCs (for themselves and on behalf of the Underwriters) (the “Offer Size Adjustment Option”).

The Company hereby confirms that it has authorized the use of the Disclosure Package, including any amendment or supplement thereto, in connection with the offer and sale of the International Offer Shares by the International Underwriters.

In conjunction with the Global Offering, the Company has made an application for the listing of the Shares in issue and to be issued as described in the Hong Kong Prospectus on the Main Board of the SEHK. CICC, GTJA Capital, and CMBI are acting as the Joint Sponsors to the Company’s application for listing, and CICC, GTJA Securities, and CMBI are acting as the Sponsor-OCs. In connection with the Global Offering, the Company has obtained the approval granted by the China Securities Regulatory Commission of the PRC (“CSRC”) dated August 19, 2025, authorizing the Company to proceed with the Global Offering and the listing of the Shares on the Main Board of the SEHK.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive, and the use of the term “including” shall be without limitation. The term “business day”, as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in both Hong Kong and New York are open generally for normal banking business and on which the SEHK is open for business of dealing in securities.

1.	Sale and Purchase

(a)               Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to (i) issue and sell to the several International Underwriters, to purchasers procured by the International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for, or, failing which, to purchase itself, the number of the Registered Offer Shares set forth opposite the name of such International Underwriter in Schedule I-A (subject to any reallocation by the Sponsor-OCs of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 11), at the Offer Price; and (ii) issue and sell to the Cornerstone Investors listed in Schedule IV or failing which, to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure the Cornerstone Investors listed in Schedule IV hereto for, or, failing which, to purchase itself or through its Affiliates from the Company the number of Exempt Offer Shares set forth opposite the name of such International Underwriter in Schedule I-A (subject to any reallocation by the Sponsor-OCs of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 11) at the Offer Price.

In addition, the Company hereby grants to the several International Underwriters an option, severally and not jointly or jointly and severally, to purchase, or procure purchasers for, up to the number of Option Shares (the “Over-allotment Option”) and, upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for, or, failing which, to purchase themselves or through their respective affiliates, from the Company, ratably in accordance with the number of Firm Shares to be purchased, or procured to be purchased, by each of the International Underwriters, all or a portion of the Option Shares as may be necessary to, among other things, cover over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. The Over-allotment Option may be exercised by the Sponsor-OCs in their sole and absolute discretion, for themselves and on behalf of the several International Underwriters, at any time and from time to time on or before the expiration of the period of thirty (30) calendar days from the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit D, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided, however, that no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2) nor, unless the Sponsor-OCs and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by each International Underwriter, or purchasers procured by each such International Underwriter, shall be the number (subject to such adjustment as the Sponsor-OCs may determine to avoid fractional shares) that bears the same proportion to the total number of Option Shares entitled to be purchased by the several International Underwriters as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-A bears to the total number of Firm Shares (subject to any reallocation by the Sponsor-OCs of Offer Shares between the International Offering and the Hong Kong Public Offering) subject to adjustment in accordance with Section 11.

The Sponsor-OCs, for themselves and on behalf of the International Underwriters, shall determine the manner and basis of allocation of the International Offer Shares. Upon the authorization by the Sponsor-OCs of the release of the International Offer Shares, the several International Underwriters propose to offer the International Offer Shares for sale themselves or through their respective affiliates (as defined in Rule 405 under the Securities Act). The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter itself or through its affiliates shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this Section 1(a) shall be reduced pro tanto) or, failing which, each International Underwriters shall, as principal, purchase International Offer Shares itself or through its affiliates, and, accordingly, the Company appoints each of the International Underwriters together with its affiliates as agent under applicable Laws and confers on each of them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this Section 1(a) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)          The Company, the International Underwriters and the Sponsor-OCs agree as follows:

(A)             that under the sole and absolute discretion of the Sponsor-OCs:

(i)             if purchasers have been procured by the International Underwriters for all the International Offer Shares initially offered and the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (“the Hong Kong Public Offering Over-Subscription” occurs; or (ii) if the International Offer Shares under the International Offering are not fully subscribed and the Hong Kong Public Offering Over-Subscription occurs, the Sponsor-OCs may reallocate the Offer Shares initially allocated for the International Offering to the Hong Kong Public Offering to satisfy the Hong Kong Public Offering Over-Subscription, provided that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall not be increased to more than 2,550,000 Offer Shares, representing approximately 15.0% of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Offer Size Adjustment Option and the Over-allotment Option)；

(ii)            subject to paragraph (i) above, the Sponsor-OCs, in their sole and absolute discretion, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications;

and, in each of the cases of reallocation of International Offer Shares to the Hong Kong Public Offering described above (such reallocated International Offer Shares being referred to herein as the “Reallocated Shares”), the number of International Offer Shares available under the International Offering will be correspondingly reduced in such manner as the Sponsor-OCs deem appropriate and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Sponsor-OCs in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with Section 1(d) so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in Section 1(e), no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the Sponsor-OCs and the other International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)            that the Sponsor-OCs, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Sponsor-OCs may in their sole and absolute discretion determine, whereupon such International Underwriter shall become obligated to purchase, at the Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter (itself or through its affiliates) shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with Section 1(d) so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in Section 1(e), no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)           In connection with the Global Offering, CICC and/or any person acting for it, to the exclusion of all others, is hereby appointed to act as stabilizing manager (the “Stabilizing Manager”) in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Company hereby acknowledges and agrees that the Stabilizing Manager may, from time to time, in its sole and absolute discretion, appoint any person to be its agent to act on its behalf with the same authorities and rights as the Stabilizing Manager in connection with any stabilization activities. Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this Section 1(c). Any stabilization actions taken by the Stabilizing Manager and/or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and, if taken, may be discontinued at any time. Each of the International Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Capital Market Intermediaries) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager and/or any person acting for it as stabilizing manager shall be for the respective accounts of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective International Offering Underwriting Commitments of the International Underwriters, and may be deducted from the commissions payable to the International Underwriters. All profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager and/or any person acting for it as stabilizing manager shall be for the respective account of the Sponsor-OCs in accordance with the proportions which their and their respective affiliates’ respective International Offering Underwriting Commitments bear to the total International Offering Underwriting Commitments of the Sponsor-OCs and their respective affiliates. For the avoidance of doubt, the Company shall not be liable for any liabilities, expenses and losses arising from such stabilizing activities and transactions.

(d)           In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay, in respect of the International Offer Shares, to the Sponsor-OCs (for themselves and on behalf of the other International Underwriters) an aggregated commission of 2.25% of the aggregate gross proceeds (the “Base Fees”) of the International Offering (including [the Offer Size Adjustment Option Shares allocated to the International Underwriters] and, any Option Shares, and, for the avoidance of doubt, any Reallocated Shares and any Unsold Shares, in each case pursuant to Section 1(b)).

(e)               [In addition, the Company shall pay to the Underwriters an additional incentive fee that equals [●]% of the aggregate gross proceeds of the Global Offering (the “Incentive Fees”)].

[The amount equal to the sum of (i) the Base Fees [and Incentive Fees] payable to the International Underwriters in respect to the Firm Shares and the Exempt Offer Shares (including [the Offer Size Adjustment Option Shares,] any Reallocated Shares and any Unsold Shares), (ii) the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares and any over-allocated Offer Shares) to the International Underwriters and (iii) the Underwriting Commission [and Incentive Fees] payable to the Hong Kong Underwriters in respect to the Hong Kong Offer Shares pursuant to Clause 6.1 of the Hong Kong Underwriting Agreement, is herein referred to as the “Total Transaction Fees”. The amount equal to the sum of Base Fees [and Incentive Fees] payable to the International Underwriters in respect of the Option Shares (to the extent the Over-allotment Option is exercised) pursuant to Section 1(a) is herein referred to as the “Option Transaction Fees”.

The Total Transaction Fees and the Option Transaction Fees shall be allocated and distributed by the Sponsor-OCs to the Underwriters in accordance with the proportions set forth opposite their names in Schedule I-B hereto, subject to deduction of an amount representing the International Underwriters’ share of the costs and expenses incurred by the Sponsor-OCs in connection with the Global Offering which are not recoverable and/or are not recovered from the Company under this Agreement and/or the Hong Kong Underwriting Agreement and/or any separate agreement entered into between the Sponsor-OCs and the Company in relation thereto and deduction of the amount of any liabilities.]

The International Underwriters may sub-underwrite the International Offer Shares, and all sub-underwriting commissions shall be borne by the relevant International Underwriters.

2.	Payment and Delivery

(a)               The deliveries and payments as described in Section 2(b) shall be made at or around [9:30 a.m.], Hong Kong time on [September 16], 2025 or such other time and date as the Sponsor-OCs (on behalf of the International Underwriters) and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares and Exempt Offer Shares is herein referred to as the “First Time of Delivery;” each such time and date for delivery of, and payment for, the Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery;” each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)               The Company hereby appoints CICC as the settlement agent to the Global Offering (the “Settlement Agent”). The International Offer Shares to be purchased by each International Underwriter or by purchasers procured by the International Underwriters (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent may, for themselves or on behalf of such International Underwriter or its affiliates, request by at least two business days’ notice to the Company prior to the Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”), as designated in each case by the Settlement Agent, for themselves or on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Company by at least three business days’ notice prior to the Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of the certificates representing the International Offer Shares to be made available for review with respect thereto at the office of Tricor Investor Services Limited at least one business day prior to the Time of Delivery.

(c)               It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at the Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Settlement Agent, for themselves and on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Settlement Agent of the issue and delivery of the International Offer Shares.

(d)               [At the First Time of Delivery, the Settlement Agent shall be entitled to deduct, for themselves and on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery

(A)              the Base Fees [and Incentive Fees] payable to the International Underwriters in respect to the Firm Shares and the Exempt Offer Shares (including [the Offer Size Adjustment Option Shares,] any Reallocated Shares and any Unsold Shares) pursuant to Section 1(d) and Section 1(e),

(B)              PLUS the Underwriting Commission [and Incentive Fees] payable to the Hong Kong Underwriters in respect to the Hong Kong Offer Shares pursuant to Clause 6.1 of the Hong Kong Underwriting Agreement,

(C)              PLUS the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company of the Firm Shares and the Exempt Offer Shares (including any Unsold Shares), which the Sponsor-OCs will pay or cause to be paid to the SEHK, the SFC and the AFRC, as applicable,

(D)              PLUS the balance of the respective sponsor engagement fee (if any) of each Joint Sponsor to the extent not offset by the respective entitlements of the Base Fees and Underwriting Commission of the such Joint Sponsor (or its affiliate) pursuant to the relevant Sponsor-OC Engagement Letter,

(E)               PLUS reimbursement by the Company for any amounts payable by the Company pursuant to Section 8, provided that the Sponsor-OCs shall provide a schedule of the amounts payable by the Company to be deducted thereunder at least two business days prior to the First Time of Delivery, which have been incurred by any of the Underwriting Parties for or on behalf of the Company as set forth in Section 8, including reimbursement to CICC for the background search expense incurred by CICC in connection with the provision of services by CICC in the total amount of US$67,241.37,

(F)               LESS HK$[●] million (which is the sum of (i) the Underwriter Counsel Fees in the amount of HK$ [●] pursuant to Section 8, and (ii) the Company Counsel Fee in the amount of HK$[●] to be reimbursed by the Underwriters pursuant to Section 8).

At each Additional Time of Delivery, the Settlement Agent shall be entitled to deduct, for themselves and on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (A) the Base Fees [and Incentive Fees] payable to the International Underwriters in respect of the Option Shares (to the extent the Over-allotment Option is exercised) pursuant to Section 1(a), PLUS (B) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company and purchasers of the Option Shares (to the extent the Over-allotment Option is exercised), which the Sponsor-OCs will pay or cause to be paid to the SEHK, the SFC and the AFRC, as applicable.

The Company hereby acknowledges and agrees that the International Underwriters shall be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares pursuant to Section 1 hereof), which shall not form the amount payable to the Company. Each of the International Underwriters shall remit to the Settlement Agent the aggregate amount of Brokerage received by such International Underwriter from purchasers of the International Offer Shares, irrespective of whether or not such International Underwriter will be entitled to such Brokerage or any part thereof. The aggregate amount of the Brokerage in respect to the International Offer Shares shall be allocated by the Sponsor-OCs among the International Underwriters as part of the Total Transaction Fees in accordance with Schedule I-B hereto.]

To the extent the deducted amount is insufficient to cover all the amounts deductible by the Joint Sponsors, the Sponsor-OCs or the International Underwriters under this Section 2(d), the Company shall pay, or cause to be paid, in full the difference promptly after the Time of Delivery and forthwith upon demand by the Joint Sponsors, Sponsor-OCs or by the relevant party incurring the expenses by wire transfer of immediately available funds to the account or accounts specified by the Sponsor-OCs or such relevant party.

(e)           The Settlement Agent is hereby irrevocably and unconditionally authorized by the Company to deduct payments allowed under and in accordance with this Agreement. The Settlement Agent shall arrange payment to relevant parties their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party, with respect to the Brokerage, Underwriting Commission and Incentive Fee, within thirty (30) calendar days after the Time of Delivery, to the extent received by it from the Company.

(f)           At each Time of Delivery or forthwith upon demand, to the extent that any amounts payable by the Company to the International Underwriters, the Joint Sponsors or the Sponsor-OCs, as applicable, hereunder or otherwise payable by the Company hereunder are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Sponsor-OCs, for themselves or on behalf of the International Underwriters (as applicable), or to the relevant party to which the amount is payable by the Company, by wire transfer to the account or accounts specified by the Sponsor-OCs.

(g)           The Company shall procure that each of the Cornerstone Investors severally agree to and execute a Cornerstone Investment Agreement substantially in the form in Exhibit E on or prior to the date of this Agreement.

(h)           The delivery of the documents described in Section 9 shall be made at or prior to the Time of Delivery at the offices of Freshfields at 55/F, One Island East, Taikoo Place, Quarry Bay, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 6:00 p.m., Hong Kong time, or such other time as agreed between the Company and the Sponsor-OCs, on the business day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.	Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the International Underwriters, as of the date of this Agreement, the Time of Sale and at the Time of Delivery (as defined in Section 2(a)), as set forth in Part A of Schedule II.

In addition, any certificate signed by any officer or director of the Company or of any of the other members of the Group and delivered to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Lead Manager, Joint Bookrunner, Capital Market Intermediary and International Underwriter.

The foregoing representations and warranties shall also be deemed to be made and repeated by the Company on and as of each date prior to the Time of Delivery on which the Company (A) files any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or the Disclosure Package, (B) issues or files any Issuer Free Writing Prospectus, or (C) files any document incorporated by reference in the Prospectus, and, when so made or repeated, shall be read and construed with reference to the Prospectus, the Disclosure Package and such documents as then amended or supplemented and to the facts and circumstances then existing.

4.	[Reserved]

5.	Certain Covenants of the Company

The Company agrees with each of the Joint Sponsors, Sponsor-OCs, Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the International Underwriters:

(a)           with respect to the Registered Offering, to file the Prospectus in a form approved by the Joint Sponsors and the Sponsor-OCs pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be disapproved by the Joint Sponsors and the Sponsor-OCs promptly after reasonable notice thereof; to advise, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Joint Sponsors and the Sponsor-OCs with copies thereof, provided, however, that the Company will have no obligation to deliver such copies to the extent they are publicly available on the Company’s website or the SEC’s EDGAR reporting system; to file promptly all other materials required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise, promptly after it receives notice thereof, of (i) the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose, or (v) any request by the SEC to amend or supplement the Registration Statement or the Prospectus or for additional information;

(b)           with respect to the Registered Offering, to furnish to the Joint Sponsors and counsel for the Underwriters a copy of any proposed Issuer Free Writing Prospectus, amendment or supplement for review before filing any Issuer Free Writing Prospectus and any amendment or supplement to the Registration Statement or the Prospectus and not to authorize or file any such Issuer Free Writing Prospectus or any such proposed amendment or supplement to which the Joint Sponsors reasonably object;

(c)           to furnish such information and otherwise to cooperate or take such action as may be reasonably required by the Joint Sponsors and the Sponsor-OCs to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Sponsors and the Sponsor-OCs may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not qualified or to file any general consent to service of process (except service of process with respect to the offering and sale of the Offer Shares);

(d)           to (A) promptly prepare each of the Disclosure Package, the Prospectus in a form approved by the Joint Sponsors and the Sponsor-OCs, (B) advise the Sponsor-OCs, promptly after it receives notice thereof, of the time when any amendment to the PHIP has been provided to the Cornerstone Investors and furnish the Sponsor-OCs with copies thereof, (C) promptly advise the Sponsor-OCs of any proposal to amend or supplement the Disclosure Package or the Prospectus, and (D) make no such amendment or supplement to each of the Disclosure Package or the Prospectus without prior approval by the Joint Sponsors and the Sponsor-OCs;

(e)               not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement, to furnish the International Underwriters with electronic copies of the Prospectus and the Disclosure Package (if at any time prior to a time when the Prospectus is not yet available to purchasers) as the Sponsor-OCs may have reasonably requested and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time

(1)  any event shall have occurred or circumstance shall exist which renders or could render any of the warranties contained herein untrue, inaccurate or misleading in any respect or which requires the making of any change to the Prospectus or the Disclosure Package so that any of them would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)  it shall be necessary for any other reason to amend or supplement the Prospectus, or the Disclosure Package, or to file under the Exchange Act any document incorporated by reference in the Prospectus, in order to comply with the Securities Act, the Exchange Act or any other applicable law; or

(3)  any significant new factor likely to materially and adversely affect the International Offering shall arise,

to notify the Sponsor-OCs promptly and, upon the request of the Sponsor-OCs, to prepare and furnish without charge to each International Underwriter and to any dealer in securities electronic copies as the Sponsor-OCs may from time to time reasonably request of an amended or supplemental Prospectus or an amended Disclosure Package, which will correct such statement or omission or effect such compliance, and to file the same with the SEC (to the extent required); and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Sponsor-OCs but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter electronic copies as the Sponsor-OCs may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f)            to advise the Joint Sponsors and the Sponsor-OCs promptly, and to confirm such advice in writing, of any request by any Authority (as defined below) in Hong Kong, the PRC, the U.S. or any other applicable jurisdiction for amendments or supplements to the Disclosure Package, the Registration Statement, or the Prospectus or for additional information with respect thereto, or of any notice of institution, or threat of, of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the PRC, the U.S. or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible (as used herein, “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational);

(g)           to comply with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as may be amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (collectively the “Listing Rules”) or any other applicable Law to announce and disseminate to the public under certain circumstances, information affecting any forecast financial information contained in each of the Disclosure Package, the Registration Statement, the Prospectus, and the Hong Kong Prospectus and information so required to be announced and disseminated to the public; provided, however, that no such announcement shall be issued by the Company without having been submitted to the Joint Sponsors and the Sponsor-OCs for their review not less than three business days prior to such issuance, or such lesser period of time as is necessary for the Company to avoid violation of any law or regulation applicable to it;

(h)               to cooperate with and fully assist, and procure members of the Group, and to use its reasonable endeavors to procure Controlling Shareholders, and/or any of their respective directors, supervisors, officers, employees, affiliates, agents, advisers, reporting accountants, auditors, legal counsels and other relevant parties engaged by the Company in connection with the Global Offering to cooperate with and fully assist in a timely manner, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the International Underwriters, to facilitate its performance of its duties, as the case may be, as a sponsor, an overall coordinator, a global coordinator, a joint bookrunner, a joint lead manager, a capital market intermediary or an International underwriter and to meet its obligations and responsibilities under all applicable Laws, regulations, rules and regulatory requirements (whether having the force of law or otherwise) from time to time in force, including, without limitation, the CSRC rules, the Hong Kong Code on Takeovers and Mergers (the “Code”), the SEC rules and regulations, and the Listing Rules;

(i)            give every assistance, and procure the members of the Group, Controlling Shareholders, and/or any of their respective directors, supervisors, officers, employees, affiliates, agents, advisers, reporting accountants, auditors, legal counsels and other relevant parties engaged by the Company in connection with the Global Offering to give every assistance to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the International Underwriters, to meet its obligations and responsibilities to provide materials, information and documents to the SEHK, the Securities and Futures Commission of Hong Kong (“SFC”), CSRC and other regulators under the Code (including without limitation all materials and information as specified under paragraphs 21.3 and 21.4 thereof), the Listing Rules (including without limitation Chapter 3A and paragraph 19 of Appendix F1 thereof), the CSRC rules and the SEC rules and regulations;

(j)            notify the Joint Sponsors, the Joint Global Coordinators and the Overall Coordinators (for themselves and on behalf of the International Underwriters) immediately if it becomes aware that any person who has applied for or indicated an interest for Offer Shares (or their respective beneficial owners) (a) is not a third party independent of the Company; (b) falls within (i) any of the placee categories (other than “Not Applicable” or, unless requested, “Non-SFC authorized fund”) as set out in the SEHK’s placee list template or required to be disclosed by the SEHK’s FINI (as defined in the Listing Rules) interface in relation to placees or under the Listing Rules or (ii) any of the groups of placees that would be required under the Listing Rules (including but not limited to Rule 12.08A) to be identified in the Company’s allotment results announcement; or (c) is financed directly or indirectly by, or accustomed to taking instructions from, the Company, any of the Directors, chief executive, Controlling Shareholders, substantial shareholders (as defined in the Listing Rules) or existing shareholders of the Company or any member of the Group or a close associate of any of them;

(k)           maintain accounting and management systems that are relevant (i) to the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular the financial reporting, disclosure of inside information and notifiable and connected transaction requirements; and (ii) to make a proper assessment of the financial position and prospects of the Company and its subsidiaries, both before and after listing on the SEHK;

(l)            conduct the Group’s business and affairs in compliance with all applicable Laws (including the Listing Rules and the Code);

(m)          prior to each Time of Delivery, to, and to cause the other members of the Group and all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold or participate in no press conferences with respect to the Company or any other member of the Group, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any other member of the Group, or the offering of the Offer Shares, without the prior approval of the Joint Sponsors and the Sponsor-OCs;

(n)           to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its security holders to the extent the same is furnished on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or on its website;

(o)           during a period of one year from the date of the Prospectus, to furnish to the Joint Sponsors and the Sponsor-OCs copies of reports, any definitive proxy or information statements or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the SEC or any stock exchange or automatic quotation system on which the Company’s securities are listed (including the SEHK); provided the Company will be deemed to have furnished such reports and financial statements to the Joint Sponsors and the Sponsor-OCs to the extent they are filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or published on the HKEXnews website;

(p)           for so long as the Shares are outstanding, to file with the SEHK, the SFC, the SEC, and any other relevant Authority in Hong Kong, and any other applicable jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed for so long as the Shares are outstanding;

(q)           with respect to the Exempt Offer Shares, not to, and not to permit any of its “affiliates” (within the meaning of Rule 501(b) under the Securities Act) or any person acting on its or their behalf (except the Sponsor-OCs and the International Underwriters, as to whom no such representation, warranty or agreement is given) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Registered Offer Shares in a manner which would require the registration of the Exempt Offer Shares under the Securities Act or under the securities laws of any other jurisdiction or if such a sale would result in a violation of the Securities Act or the relevant securities law of such other jurisdiction;

(r)            not to, and not to permit any of its “affiliates” (as defined in Rule 501(b) under the Securities Act) or any person acting on its or their behalf (except the Sponsor-OCs and the International Underwriters, as to whom no such representation, warranty or agreement is given) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Registered Offer Shares in a manner which would require the registration of shares other than the Registered Offer Shares under the Securities Act or under the securities laws of any other jurisdiction or if such a sale would result in a violation of the Securities Act or the relevant securities law of such other jurisdiction;

(s)           [Reserved];

(t)            to apply the net proceeds received by it from the sale of the Offer Shares in the manner set forth in the section of each of the Disclosure Package and the Prospectus headed “Use of Proceeds”;

(u)           not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any individual or entity, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of any of the sanctions Laws and regulations;

(v)           not to, and to use its reasonable endeavors to procure any member of the Group any of their respective substantial shareholders (including the Controlling Shareholders), directors, officers, employees, affiliates and / or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to the completion of the distribution of the Offer Shares;

(w)          except for (a) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to [the exercise of the Offer Size Adjustment Option] and any exercise of the Over-allotment Option), (b) the grant of awards pursuant to the share incentive plan adopted by the Company in June 2021, as amended from time to time (the “2021 Plan”) and the issue and delivery of Shares for satisfying the awards granted under the 2021 Plan, (c) registration and issuance of ADSs without enlarging the Company’s issued and outstanding share capital as at the date of this Agreement, and/or (d) any other circumstances as permitted under the Listing Rules, the Company will not, without the prior written consent of the Joint Sponsors and the Sponsor-OCs (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules, at any time during the period commencing on the date of this Agreement and ending on, and including, the date falling six months after the Listing Date (the “First Six-Month Period”):

(A)          offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, assign, mortgage, charge, pledge, hypothecate, lend, grant, agree to grant or sell any option, warrant, contract or right to subscribe for or purchase, grant, agree to grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any Shares or other securities of the Company or any shares or other securities of such other member of the Group, as applicable, or any interest in any of the foregoing (including, but not limited to, any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company or any shares or other equity securities of such other member of the Group, as applicable or any interest in any of the foregoing), or deposit any Shares or other securities of the Company or any shares or other equity securities of such other member of the Group, as applicable, with a depositary in connection with the issue of depositary receipts; or

(B)           enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other equity securities of the Company, or any interest therein, or any shares or other equity securities of such other member of the Group, as applicable, or any interest in any of the foregoing (including, without limitation, any securities which are convertible into or exchangeable or exercisable for, or that represent the right to receive, or any warrants or other rights to purchase, any Shares or other equity securities of the Company or any shares or other equity securities of such other member of the Group, as applicable or any interest in any of the foregoing); or

(C)           enter into any transaction with the same economic effect as any transaction described in (A) or (B) above; or

(D)           offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any such transaction described in (A), (B) or (C) above,

in each case, whether any of the transaction described in paragraph (A), (B), or (C) is to be settled by delivery of any Shares or other securities of the Company or shares or other equity securities of such other member of the Group, as applicable, or in cash or otherwise (whether or not the issue of such Shares or other securities will be completed within the First Six-Month Period).

In addition, the Company further undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the International Underwriters, in the event that, at any time during the period of six months immediately following the expiry of the First Six-Month Period (the “Second Six-Month Period”), the Company or any member of the Group enters into any such transactions or offers or agrees or contracts to, or announces, or publicly discloses, any intention to, enter into any such transactions described in paragraph (A), (B), or (C), above, the Company shall take all reasonable steps to ensure that it will not create a disorderly or false market in the Shares or any other securities of the Company;

(x)            not to, and not to cause its “affiliates” (within the meaning of Rule 501(b) under the Securities Act) or any person acting on its or their behalf (except the Sponsor-OCs and the International Underwriters and their respective affiliates, as to whom no such representation, warranty or agreement is given) to, distribute prior to the Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Disclosure Package and the Prospectus;

(y)           until the Sponsor-OCs have notified the Company that the distribution of the International Offer Shares is complete, not to, and to cause any of the other members of the Group or any of its or their respective promoters, supervisors, directors, officers, employees, affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons (except the Sponsor-OCs and the International Underwriters, as to whom no such representation, warranty or agreement is given) not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares;

(z)            not to, and to cause any of the other members of the Group or any of its or their respective promoters, supervisors, directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any securities of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters or the Sponsor-OCs of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(aa)         [Reserved];

(bb)        prior to the completion of the Global Offering as notified by the Sponsor-OCs, without prior approval by the Sponsor-OCs (such approval not to be unreasonably withheld), other than in the ordinary course of business, not to, and not to procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Change. As used herein, “Material Adverse Change” means a material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Group, taken as a whole;

(cc)         upon the request of any of the Sponsor-OCs, to furnish, or cause to be furnished, to such Sponsor-OCs or International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Sponsor-OCs or International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the Sponsor-OCs and the International Underwriters are permitted to use the License for the purposes of identifying the Company in such Sponsor-OC’s or International Underwriter’s list of current completed transactions posted on its website or contained in other materials prepared by such Sponsor-OC or International Underwriter;

(dd)        to use its best efforts to have the Shares approved for listing on the SEHK by the Time of Delivery and maintain such listing on the SEHK for at least one year following the Listing Date except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(ee)         to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to procure the fulfilment of all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(ff)          to indemnify and hold the Joint Sponsors, the Sponsor-OCs, the International Underwriters, the Overall Coordinators, the Capital Market Intermediaries and their respective affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the U.S., and any other relevant jurisdictions which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold the Joint Sponsors, the Sponsor-OCs, the International Underwriters, the Overall Coordinators, the Capital Market Intermediaries and their respective affiliates harmless against the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts);

(gg)        to ensure that any material issues identified and as disclosed in any internal control report prepared by the internal control consultant have been, are being or will promptly be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the internal control consultant in its internal control report; and

The undertakings in this Section 5 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

6.	[Reserved]

7.	Certain Agreements of the International Underwriters

(a)           Each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Sponsors, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC;

(b)          The Company acknowledges and agrees that each International Underwriter may, at its discretion, offer and sell International Offer Shares to or through any affiliate of an International Underwriter and that any such affiliate may offer and sell International Offer Shares constituting part of such International Underwriter’s underwriting commitment; and

(c)           With respect to the Offer Shares, excluding the Registered Offer Shares, each International Underwriter will not offer, sell, pledge or otherwise transfer the such Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S during the Restricted Period. Neither the International Underwriters nor any person acting on their behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Offer Shares, and the International Underwriters and any person acting on their behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

8.	Covenant of the Company to Pay Costs

The Company covenants and agrees with each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the International Underwriters (the “Underwriting Parties”) to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering (whether or not the Global Offering is consummated), the listing of the Shares on the SEHK and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following:

(a)           the sponsor engagement fees of the Joint Sponsors (which will be deducted from and offset against the aggregate Base Fees and Underwriting Commission payable to the Joint Sponsors (or its affiliate) pursuant to the Global Offering);

(b)           fees, disbursements and expenses of the Reporting Accountants;

(c)           fees, disbursements and expenses of the Hong Kong Share Registrar and the HK eIPO White Form Service Provider;

(d)           fees, disbursements and expenses of the legal advisers to the Company;

(e)           fees, disbursements and expenses of the Industry Consultant;

(f)            fees, disbursements and expenses of the Internal Control Consultant;

(g)           fees, disbursements and expenses of any public relations consultants;

(h)           fees, disbursements and expenses of any translation services;

(i)            fees, disbursements and expenses of the Receiving Bank and the Nominee;

(j)            fees, disbursements and expenses of other agents and advisers engaged by the Company relating to the Global Offering;

(k)           fees, disbursements and expenses related to the application for the listing of the Shares on the SEHK, the filing or registration of any documents (including any amendments and supplements thereto) with any relevant Authority (including the Registrar of Companies in Hong Kong) and the qualification of the Offer Shares in any jurisdiction;

(l)            [Reserved];

(m)          all printing and advertising costs incurred (including all fees, disbursements and expenses of the financial printer retained for the Global Offering);

(n)           all costs of preparing, printing, dispatch, filing and distribution of the Offering Documents (as defined in the Hong Kong Underwriting Agreement) in all relevant jurisdictions, and all amendments and supplements thereto, which, for the avoidance of doubt, include all costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus, the Hong Kong Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package (including all exhibits, amendments and supplements thereto) and the distribution thereof incurred by the Company;

(o)           all cost of preparing, printing or producing this Agreement, the Hong Kong Underwriting Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offer Shares;

(p)           all costs of preparing, printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)           all capital duty (if any), premium duty (if any), tax, levy and other fees, costs and expenses payable in respect of the creation and issue of the International Offer Shares, the International Offering (including, without limitation, any Brokerage, Trading Fee and Transaction Levies payable by the Company, and any stamp or capital duty and any other fees, charges, expenses, Taxes and levies payable, arising from or in respect of the creation, issue, allotment and delivery of the Offer Shares pursuant to the Global Offering), the execution and delivery of and the performance of any provisions of this Agreement;

(r)            all processing charges and related expenses payable to HKSCC and all CCASS transaction fees payable in connection with the Global Offering;

(s)           all expenses and fees incurred in connection with any filing with the SEC;

(t)           all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA; and

(u)           all expenses and application fees related to the supplemental listing of the Offer Shares on Nasdaq;

and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation referred to in this Section 8. Notwithstanding anything to the contrary in Section 18, if any costs, expenses, fees or charges referred to in this Section 8 is paid or to be paid by any of the Underwriting Parties for or on behalf of the Company, the Company shall reimburse such costs, expenses, fees or charges to the relevant Underwriting Parties on an after-tax basis.

For the avoidance of doubt, the Underwriting Parties shall bear all of their respective own expenses (including, without limitation, travel, accommodation, document production, courier costs and communication expenses, fees and expenses of the underwriters’ legal counsels attributable to and/or incurred by them in connection with performing the obligations hereunder. For the avoidance of doubt, the fees and expenses of the underwriters’ legal counsels shall be borne by all Capital Market Intermediaries. The Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries, the Hong Kong Underwriters and the Joint Sponsors acknowledge that the Company will not be responsible for any of the expenses or other fees of the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries, the Hong Kong Underwriters and the Joint Sponsors (except for the sponsor fee, the Base Fees, the Underwriting Commission, [the Incentive Fees] and unless otherwise stated herein). For the avoidance of doubt, the Underwriting Parties further acknowledge that the Company will not be responsible for background search and litigation search expenses.

The Company will facilitate the payment of the reasonable fees and expenses of underwriters’ legal counsel attributable to and/or incurred by all Capital Market Intermediaries in accordance with the milestones as separately agreed in the engagement letter between the Joint Sponsors and such legal counsel (the “Underwriter Counsel Fees”), which will be reimbursed by Underwriters for the amounts payable as set forth in Section 2(d). Additionally, the Underwriters agree to reimburse the Company for its counsel fee in the amount of HK$[●] (the “Company Counsel Fee”). Notwithstanding anything to the contrary in this Agreement, in the event that the Global Offering is not consummated, the Company shall be responsible for the Underwriter Counsel Fees and the Company Counsel Fee.

9.	Conditions of the International Underwriters’ Obligations

The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the Time of Sale and each Time of Delivery; to the performance by the Company of all their respective obligations hereunder; and to the following additional conditions precedent; provided, however, that the Joint Sponsors and the Sponsor-OCs may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 9:

(a)           with respect to the Registered Offering, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to reasonable satisfaction of Join Sponsors;

(b)           the Company shall, at the Time of Delivery, have delivered to the Sponsor-OCs a certificate of its executive Directors, dated the Time of Delivery, with executed originals for each Sponsor-OC, and in the form set forth in Exhibit A;

(c)           the Company shall, at the Time of Delivery, have delivered to the Sponsor-OCs a certificate of its Chief Financial Officer, dated the Time of Delivery, with executed originals for each Sponsor-OC, and in the form set forth in Exhibit B, which certificate shall cover specified financial, operational and business data contained in each of the Hong Kong Prospectus, the Disclosure Package and Prospectus that are not comforted by the Reporting Accountants;

(d)           the Company shall, at the Time of Delivery, have delivered to the Sponsor-OCs a certificate of its Joint Company Secretaries, dated the Time of Delivery, with executed originals for each Sponsor-OC, and in the form set forth in Exhibit C;

(e)           [Reserved];

(f)            the Company shall have furnished to the Sponsor-OCs, at the Time of Delivery, a U.S. legal opinion and a “Rule 10b-5” letter of Cleary Gottlieb Steen & Hamilton (Hong Kong), counsel for the Company as to U.S. Laws, addressed to the Joint Sponsors, and the Sponsor-OCs as the representatives of the International Underwriters, and dated the Time of Delivery, with executed originals for each Sponsor-OC, and in form and substance satisfactory to the Sponsor-OCs;

(g)           the Company shall have furnished to the Sponsor-OCs, at the Time of Delivery, an opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), counsel for the Company as to Hong Kong Laws, addressed to the Joint Sponsors, and the Sponsor-OCs as the representatives of the Underwriters and dated the Time of Delivery, with executed originals for each Sponsor-OC, and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs;

(h)           the Company shall have furnished to the Sponsor-OCs, at the Time of Delivery, an opinion of Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands laws, addressed to the Joint Sponsors, the Sponsor OCs, the Overall Coordinators, the Joint Global Coordinators and the Underwriters and dated the Time of Delivery, with executed originals for each Sponsor-OCs, and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs;

(i)            the Company shall have furnished to the Sponsor-OCs, at the Time of Delivery, an opinion of Fangda Partners, counsel for the Company as to PRC Laws, addressed to the Company and dated the Time of Delivery, with executed originals for each Sponsor-OC, and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs;

(j)            the Sponsor-OCs shall each have received, at the Time of Delivery, a U.S. legal opinion and a “Rule 10b-5” letter of Freshfields, counsel for the International Underwriters as to U.S. Laws, addressed to the Sponsor-OCs as the representatives of the International Underwriters and dated the Time of Delivery, with executed originals for each Sponsor-OC, and in form and substance satisfactory to the Sponsor-OCs;

(k)            the Sponsor-OCs shall each have received, at the Time of Delivery, an opinion of Freshfields, counsel for the International Underwriters as to Hong Kong Laws, addressed to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators and the Underwriters and dated the Time of Delivery, with executed originals for each Sponsor-OC, and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs;

(l)               the Sponsor-OCs shall each have received at the Time of Delivery, an opinion of Jingtian & Gongcheng, counsel for the International Underwriters as to PRC Laws, addressed to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators and the Underwriters and dated the Time of Delivery, and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs;

(m)          the Sponsor-OCs shall each have received from the Reporting Accountants, letters dated, respectively, the date of this Agreement, the Prospectus, the Time of Delivery, and addressed to the Joint Sponsors and the International Underwriters (with executed originals for each Joint Sponsor and the International Underwriter), and in form and substance satisfactory to the Joint Sponsors and the Sponsor-OCs, which letters shall cover, without limitation, the various financial disclosures and certain financial information contained in each of the Disclosure Package, the Prospectus, and the Hong Kong Prospectus;

(n)               the Sponsor-OCs shall each have received at the Time of Delivery, three certified true copies of resolutions of the board of Directors or the authorized person(s) approving, among other things, the Offer Price, the Price Determination Agreement, the basis of allotment and allocation of Shares to the allottees and the issue and allotment of the International Offer Shares;

(o)           with respect to the Registered Offering, no Prospectus, Issuer Free Writing Prospectus, or amendment or supplement to the Registration Statement, the Prospectus, Issuer Free Writing Prospectus shall have been filed to which the Joint Sponsors shall have reasonably objected in writing;

(p)           [Reserved];

(q)           [Reserved];

(r)           [Reserved];

(s)            none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company, the Joint Sponsors and the Sponsor-OCs, and such authority and confirmations remain in full force and effect;

(t)            no person (other than any of the International Underwriters) has withdrawn its consent to the issue of each of the Disclosure Package, the Registration Statement, and the Prospectus with the inclusion of its reports, letters and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Disclosure Package, the Registration Statement, the Prospectus, or the Hong Kong Prospectus;

(u)           [Reserved];

(v)           the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(w)          the CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to 8:00 a.m. on the Listing Date;

(x)           the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(y)           subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, the Company shall not have purchased any of its issued share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of any class, nor transferred or distributed any cash or other assets to any third party or affiliate; and

(z)           arrangements satisfactory to the Joint Sponsors and the Sponsor-OCs shall have been made for the payment and reimbursement out of the proceeds of the Global Offering to the Joint Sponsors and the Sponsor-OCs and the International Underwriters of all commissions, fees and expenses contemplated to be paid or reimbursed by the Company to the Joint Sponsors and the Sponsor-OCs and the International Underwriters hereunder.

10.	Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)           This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the Joint Sponsors, the Sponsor-OCs and the International Underwriters hereunder, as set forth in Section 9, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Sponsors and the Sponsor-OCs).

(c)             The Joint Sponsors and Sponsor-OCs (for themselves and on behalf of the International Underwriters), in their sole and absolute discretion, shall be entitled by notice in writing to the Company to terminate this Agreement with immediate effect if, at any time prior to 8:00 a.m. on the Listing Date (the “Termination Time”) if any of the following events shall occur prior to the Termination Time:

(A)           there shall develop, occur, exist or come into effect:

(1)	any event, or series of events or circumstances, in the nature of force majeure (including, without limitation, any acts of government, declaration of a local, national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, outbreaks, escalation, adverse mutation or aggravation of diseases (including, without limitation, COVID-19, Severe Acute Respiratory Syndrome (SARS), swine or avian flu, H5N1, H1N1, H7N9, Ebola virus, Middle East respiratory syndrome and such related/mutated forms), comprehensive sanctions, economic sanctions, strikes, labor disputes, lock-outs, other industrial actions, fire, explosion, flooding, earthquake, tsunami, volcanic eruption, civil commotion, rebellion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God, acts of terrorism (whether or not responsibility has been claimed), paralysis in government operations, interruptions or delay in transportation) in or affecting the Cayman Islands, Hong Kong, the PRC, the United States, the United Kingdom, the European Union (or any member thereof) or any other jurisdiction relevant to the Group (each a “Relevant Jurisdiction” and collectively, the “Relevant Jurisdictions”);

(2)	any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions;

(3)	the imposition or declaration of any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on the SEHK, the New York Stock Exchange, the NASDAQ Global Market, the Shanghai Stock Exchange, the Shenzhen Stock Exchange or the London Stock Exchange;

(4)	a suspension or material limitation in trading of the Company’s securities on Nasdaq;

(5)	any general moratorium on commercial banking activities in any of the other Relevant Jurisdictions (declared by any relevant competent authority) or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in or affecting any of the Relevant Jurisdictions;

(6)	any new Law or regulation or any change or any development involving a prospective change in existing Laws or regulations or any event or circumstance likely to result in a change or a development involving a prospective change in the interpretation or application thereof by any court or any competent governmental authority in or affecting any of the Relevant Jurisdictions;

(7)	the imposition of comprehensive sanctions under any sanctions Laws or regulations in, or the withdrawal of trading privileges which existed on the date of this Agreement, in whatever form, directly or indirectly, by or for any of the Relevant Jurisdictions;

(8)	any change or development involving a prospective change or amendment in or affecting Taxation or foreign exchange control, currency exchange rates or foreign investment regulations, or the implementation of any exchange control, in any of the Relevant Jurisdictions or affecting an investment in the Offer Shares;

(9)	other than with the prior written consent of the Joint Sponsors and the Sponsor-OCs, the issue or requirement to issue by the Company of a supplement or an amendment to the Prospectus or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (WUMP) Ordinance or the Listing Rules or upon any requirement or request of the SEHK, the SFC and/or the SEC;

(10)	any demand by any creditors for repayment or payment of any of the indebtedness of any member of the Group or an order or petition for the winding up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(11)	any litigation, dispute, proceeding, legal action or claim or regulatory or administrative investigation or action being threatened, instigated or announced against any member of the Group, any Director or any member of the senior management of the Company;

(12)	any contravention by any member of the Group, any Director or any member of the senior management of the Company of any applicable Laws and regulations, including the Companies Ordinance, Companies (WUMP) Ordinance and the Listing Rules;

(13)	any non-compliance of the Hong Kong Public Offering Documents (as defined in the Hong Kong Underwriting Agreement) or the CSRC Filings (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares or any aspect of the Global Offering) with the Listing Rules or any other applicable Laws and regulations (including, without limitation, the Listing Rules, the Companies Ordinance, the Companies (WUMP) Ordinance and the CSRC Rules); or

(14)	any change or development or any event involving a prospective change or development, or a materialization of, any of the risks set out in the section headed “Risk Factors” in the Prospectus;

which, individually or in the aggregate, in the sole and absolute opinion of the Joint Sponsors and/or the Sponsor-OCs (for themselves and on behalf of the International Underwriters):

(a)	has or will have or is likely to have a Material Adverse Effect;

(b)	has or will have or is likely to have a Material Adverse Effect on the success or marketability of the Global Offering or the level of applications for or the distribution of the Offer Shares under the Hong Kong Public Offering or the level of interest under the International Offering;

(c)	makes or will make or is likely to make it inadvisable, inexpedient, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offer Related Documents (as defined below); or

(d)	has or will have or is likely to have the effect of making any part of this Agreement (including underwriting the International Offering) incapable or impracticable of performance in accordance with its terms or preventing or delaying the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(B)           there has come to the notice of the Joint Sponsors and/or the Sponsor-OCs that:

(1)	any statement contained in any of the Offering Documents, the Operative Documents, the CSRC Filings and/or any notices, announcements, advertisements, communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) in connection with the Global Offering (including any supplement or amendment thereto but excluding names and addresses of the Underwriters) (collectively, the “Offer Related Documents”) was, when it was issued, or has become, untrue, incorrect, inaccurate or incomplete in any material respects or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents (including any supplement or amendment thereto) is not fair and honest and based on reasonable grounds or, where appropriate, based on reasonable assumptions with reference to the facts and circumstances then subsisting;

(2)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material misstatement in, or omission from any of the Offer Related Documents (including any supplement or amendment thereto);

(3)	there is a breach of, or any event or circumstance rendering untrue, incorrect, incomplete in any material respect or misleading in any respect, any of the representations or warranties given by the Company in this Agreement or the Hong Kong Underwriting Agreement (including any supplement or amendment thereto), as applicable;

(4)	there is a breach of any of the obligations imposed upon the Company under this Agreement or the Hong Kong Underwriting Agreement (including any supplement or amendment thereto), as applicable;

(5)	there is an event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by any of them under this Agreement or the Hong Kong Underwriting Agreement (including any supplement or amendment thereto), as applicable;

(6)	there is any Material Adverse Change;

(7)	the approval of the SEHK of the listing of, and permission to deal in, the Shares in issue and to be issued or sold pursuant to the Global Offering (including pursuant to any exercise of the Offer Size Adjustment Option and the Over-allotment Option), other than subject to customary conditions, is refused or not granted on or before the Listing Date, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(8)	any person (other than the Joint Sponsors) has withdrawn or is subject to withdrawing its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(9)	the Company withdraws any of the Offer Related Documents or the Global Offering;

(10)	there is a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including pursuant to any exercise of the Offer Size Adjustment Option and the Over-allotment Option) pursuant to the terms of the Global Offering;

(11)	the chief executive officer, the chief financial officer, any Director or any member of the senior management of the Company is vacating his or her office;

(12)	there is an order or petition for the winding up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(13)	any Director or member of the senior management of the Company is being charged with an indictable offence or prohibited by operation of Law or otherwise disqualified from taking part in the management of a company or taking a directorship of a company or there is a commencement by any governmental, political, regulatory body or organization of any investigation or other action against any Director or member of the senior management of the Company in his or her capacity as such or any member of the Group or an announcement by any governmental, political or regulatory body that it intends to commence any such investigation or take any such action; or

(14)	a material portion of the orders placed or confirmed in the book-building process, or of the investment commitments made by any cornerstone investors under the Cornerstone Investment Agreements, have been withdrawn, terminated or cancelled.

For the purpose of this Section 10(c)(B) only, the exercise of right of the Joint Sponsors and/or the Sponsor-OCs under this Section 10(c)(B) shall be final, conclusive and binding on the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the International Underwriters.

11.	Increase in International Underwriters’ Commitments

(a)             Subject to Sections 9 and 10, if any International Underwriter shall default in its obligation to take up and pay for all or a portion of the International Offer Shares to be purchased by it hereunder (other than for a failure of a condition precedent set forth in Section 9 or a reason sufficient to justify the termination of this Agreement under Section 10(c)) (such International Offer Shares, the “Defaulted Shares”) and if the total number of Defaulted Shares does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to Section 11(c) below) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1) the number of Firm Offer Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Sponsor-OCs may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Offer Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I.

(b)           If the aggregate number of Defaulted Shares exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to Section 11(c) below) shall have the option, but shall not be obligated, to take up and pay for the Defaulted Shares.

(c)           The Sponsor-OCs may, in their sole discretion acting in good faith, or the Company may, with the prior written approval of the Sponsor-OCs, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters. If the Sponsor-OCs have not selected such substitute International Underwriter(s) within three (3) calendar day after such default, the Company may select a party or parties as such substitute International Underwriter(s).

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Sponsors and the Sponsor-OCs consider necessary to be made to the Disclosure Package and the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 11 with like effect as if such substituted International Underwriter had originally been named in Schedule I.

(d)           If neither the non-defaulting International Underwriters nor the Company shall make arrangements in accordance with Section 11(a) or 11(b), as the case may be, within the period of seven business days stated above for the purchase of all the Defaulted Shares, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Sections 8 and 12) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 12) or to any other International Underwriter hereunder. Nothing in this Section 11, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

12.	Indemnity

(a)               The Company will indemnify, defend, hold harmless and keep full indemnified (on an after-taxation basis), the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the International Underwriters and their respective directors, and officers, any person who controls any such Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Lead Manager, Joint Bookrunner, Capital Market Intermediary and International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of any such Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Lead Manager, Joint Bookrunner, Capital Market Intermediary and International Underwriter, against any and all claims, actions, proceedings, liabilities, losses, damages, costs and expenses (collectively, “Losses”), joint or several, to which such Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Lead Manager, Joint Bookrunner, Capital Market Intermediary and International Underwriter may become subject, under the Securities Act, the Exchange Act, other U.S. federal or state statutory law, the common law or otherwise, insofar as such Losses (or actions in respect thereof) arising out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and the Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in Disclosure Package (or any amendment or supplement thereto), (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any roadshow, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) any untrue, incorrect or inaccurate statement or alleged untrue, incorrect or inaccurate statement in any of the CSRC Filings of a material fact relating to or in connection with the Global Offering, or any amendment or supplement thereto (in each case whether or not approved by the Underwriters or any of them), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the failure to include any material information therein required to be stated therein in the context of the Global Offering or otherwise required to be contained therein or being defamatory of any jurisdiction, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, the Disclosure Package, the Prospectus, the Issuer Free Writing Prospectus, and any roadshow, Written Testing-the-Waters Communication, or CSRC Filings or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Sponsor-OCs expressly for inclusion therein, it being understood and agreed that the only such information consists of the information set out in Section 12(g) below. The indemnity provided for in this Section 12(a) shall not apply to claims related to Taxation except for any Taxation arising as a result of a non-Taxation claim.

(b)           Each International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company and its directors, officers who sign the Registration Statement, each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act), from and against any Losses or Proceeding which any of the foregoing persons may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability, or claim (and such Proceeding) arising out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, the Issuer Free Writing Prospectus, and any roadshow, Written Testing-the-Waters Communication, or CSRC Filings or any amendment or supplement thereto made in reliance upon, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Sponsor-OCs to the Company expressly for use in the Registration Statement, the Disclosure Package, the Prospectus, the Issuer Free Writing Prospectus, and any roadshow, Written Testing-the-Waters Communication, or CSRC Filings or any amendment or supplement thereto or arising out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the Registration Statement, the Disclosure Package, the Prospectus, the Issuer Free Writing Prospectus, any roadshow, Written Testing-the-Waters Communication, or CSRC Filings or any amendment or supplement thereto in reliance upon, and in conformity with, such information furnished by any International Underwriter. It is understood and agreed that the only such information furnished by any International Underwriter consists of the information set forth in Section 12(g).

(c)           If any Proceeding is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or any of the International Underwriters (as applicable, the “Indemnifying Party”) pursuant to Section 12(a) or (b) above, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Section 12 or otherwise except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.

In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnifying party shall have unreasonably withheld or delayed to assume the defense and employ counsel acceptable after notice of commencement of the action. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Joint Sponsors, the Sponsor-OCs or the International Underwriters and their respective directors, officers, employees, persons, if any, who control any Joint Sponsors, Sponsor-OCs or International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Joint Sponsors, Sponsor-OCs or International Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel and, if reasonably necessary and with the prior written consent of the Company (such consent not to be unreasonably withheld), one firm of counsel with specialized expertise) for the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either such Section and who are affiliates of any Company within the meaning of Rule 405 under the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters, any of their respective directors, officers, employees, and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Sponsor-OCs. In the case of any such separate firm for the Company, and such directors, officers, control persons or affiliate of the Company, such firm shall be designated in writing by the Company.

The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the first and second sentences of the preceding paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)           If the indemnification provided for in this Section 12 is unavailable to an Indemnified Party under Section 12(a) or (b) or insufficient to hold an Indemnified Party harmless in respect of any Losses (or actions in respect thereof) referred to therein, then each applicable Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or any actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the International Underwriters and the Sponsor-OCs on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters and the Sponsor-OCs on the other hand, in connection with the statements or omissions which resulted in such Losses (or any actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the International Underwriters and the Sponsor-OCs on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions received by the International Underwriters and their affiliates pursuant to Section 1, but before deducting expenses) received by the Company, and the total commissions received by the International Underwriters and their affiliates pursuant to Section 1, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the International Underwriters and the Sponsor-OCs on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Each of the Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the International Underwriters and their affiliates were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in Section 12(d). For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the Losses (or the actions in respect thereof) referred to above in Section 12(d) shall include all legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 12, no International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 (exclusive of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy) exceeds the amount of any damage that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective purchase obligations and not joint. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 12 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of them pursuant to, this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Joint Sponsor, Sponsor-OCs or International Underwriter, its directors, officers, employees, any person who controls any Joint Sponsor, Sponsor-OCs or International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any “affiliate” (within the meaning of Rule 405 under the Securities Act) of any Joint Sponsor, Sponsor-OCs or International Underwriter, or by or on behalf of the Company, its directors or officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Company within the meaning of Rule 405 under the Securities Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g)           The Company acknowledge and agree that for the purposes of this Agreement, the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Sponsor-OCs expressly and specifically for use in the Disclosure Package, the Prospectus, Issuer Free Writing Prospectus, the Written Testing-the-Waters Communication, or the CSRC Filings is the name, logo and address of such International Underwriter appearing in the Registration Statement, the Disclosure Package, the Prospectus, Issuer Free Writing Prospectus, the Written Testing-the-Waters Communication, and the CSRC Filings (the “Underwriter Information”).

(h)           The provisions of the indemnities contained in this Section 12 are not affected by any other terms (except any limitations) set out in this Agreement and do not restrict the rights of the Indemnified Parties to claim damages on any other basis.

13.	[Reserved]

14.	Notices

(a)           In all dealings hereunder the Sponsor-OCs shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Sponsor-OCs.

(b)           All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in English.

(c)           Any such notice or other communication shall be addressed as provided in this Section 14 and if so addressed, shall be deemed to have been duly given or made as follows:

(A)           if sent by personal delivery, upon delivery at the address of the relevant party;

(B)           if sent by post, two business days after the date of posting;

(C)           if sent by airmail, five business days after the date of posting;

(D)           if sent by facsimile, when dispatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a business day shall be deemed to be received on the next business day.

(d)             The relevant address and facsimile number of each of the parties hereto for the purpose of this Agreement, subject to Section 14(f), are as follows:

If to CICC, to:

29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Fax                :             ************

Email            :             ************

Attention     :             ************

If to GTJA Capital or GTJA Securities, to:

27F, Low Block, Grand Millennium Plaza, 181 Queen’s Road Central, Hong Kong

Fax                :             ************

Email            :             ************

Attention     :             ************

If to CMBI, to:

45th Floor, Champion Tower, 3 Garden Road, Central, Hong Kong

Fax                :             *************

Email            :             *************

Attention     :             ************

If to the Company to:

10th Floor, Building A, No. 658 Zhaohua Road, Changning District, Shanghai 200050, People’s Republic of China

Email            :             ************

Attention     :             ************

(e)             any notice to an International Underwriter pursuant to Section 14(a) shall be delivered or sent to the email address, address or facsimile number such International Underwriter previously provided to the Sponsor-OCs, which address or facsimile number will be supplied to the Company by the Sponsor-OCs upon request.

(f)             A party may notify the other parties to this Agreement of a change of its relevant address or facsimile number for the purposes of Section 14(d), provided that such notification shall only be effective on:

(A)           the date specified in the notification as the date on which the change is to take place; or

(B)           if no date is specified or the date specified is less than two business days after the date on which notice is given, the date falling two business days after notice of any such change has been given.

15.	Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever, and any non-contractual obligations, arising out of or in any way relating to this Agreement or the subject matter of this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Submission to Jurisdiction; Waiver of Immunity

Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Courts on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter, and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York Court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not to claim (or permit to be claimed on its behalf) any immunity (whether characterized as sovereign immunity, crown immunity, immunity for “acts of state”, or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award (regardless of whether such attachment is sought prior to or following the entry of judgment, decision, determination, order or award), or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award, to which it or its properties, assets or revenues may otherwise be or become entitled under the laws of any jurisdiction in any action, suit or proceeding brought in any New York Courts or in any other courts, to the broadest extent permitted by the laws of such jurisdiction. The Company has irrevocably appointed Hesai Inc. as its agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

17.	Judgment Currency Indemnity

In respect of any judgment or order or award given or made for any amount due hereunder to any of the Indemnified Parties, that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, each of the Company will indemnify each Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18.	Taxes

All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Taxes are required by Laws to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed in this Agreement is equal to the net amount received by the Joint Sponsors or the Underwriting Parties, as applicable. If any of the Joint Sponsors or the Underwriting Parties is required by any Authority to pay any Taxes as a result of this Agreement, the Company will pay an additional amount to such Joint Sponsor or the Underwriting Party so that the full amount of such payments as agreed in this Agreement to be paid to such Joint Sponsor or the Underwriting Party is received by such Joint Sponsor or the Underwriting Party. The Company will further, if requested by such Joint Sponsor or the Underwriting Party, use reasonable efforts to give such assistance as such Joint Sponsor or the Underwriting Party may reasonably request to assist such Joint Sponsor or the Underwriting Party in discharging its obligations in respect of such Taxes. The Company shall, upon request, use reasonable efforts to provide reasonably available information and copies of any relevant notices received from any Authority relating to such Taxes. However, no such additional amounts shall be payable to a Joint Sponsor or Underwriting Party under this Section 18 with respect to Taxes, to the extent that such Taxes are imposed (a) on the net income or profit of such Joint Sponsor or Underwriting Party in the jurisdiction in which such Joint Sponsor or Underwriting Party is incorporated or is a tax resident, or in the jurisdiction where the branch or office through which such Joint Sponsor or Underwriting Party is executing, delivering or performing its obligations under this Agreement is located, (b) as a result of a present or former connection between such Joint Sponsor or Underwriting Party and the jurisdiction imposing such Taxes (other than any connection resulting solely from the transactions contemplated by this Agreement) or (c) as a result of the failure by such Joint Sponsor or Underwriting Party to timely provide, upon reasonable request by the Company, any information, certification or documentation that would be necessary in order to reduce or eliminate such Taxes pursuant to applicable Laws; provided that no such information, certification or documentation shall be requested to be provided to the extent such Joint Sponsor or Underwriting Party reasonably believes that the provision of such information, certification or documentation would result in any breach of its fiduciary duty, duty of confidentiality or applicable Laws.

19.	No Fiduciary Relationship

The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Offer Shares, the Sponsor-OCs, in their role as such, are acting solely as representatives of the Global Offering, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, the Joint Lead Managers, in their role as such, are acting solely as lead managers in the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as bookrunners in the Global Offering, the Capital Market Intermediaries, in their role as such, are acting solely as capital market intermediaries in the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors are acting pursuant to a contractual relationship created solely by this Agreement with the Company, entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, or the Joint Bookrunners and the Capital Market Intermediaries, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners or the Capital Market Intermediaries, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for their making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners or the Capital Market Intermediaries, as applicable, on the other hand, agree that the International Underwriters, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners or the Capital Market Intermediaries, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a), and, with respect to the Sponsor-OCs, for the limited purposes of making payment on behalf of the Company of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy as set forth in Section 2(d)) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Coordinators, the Joint Lead Managers,, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors have assumed, or will assume, any fiduciary, agency or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules, the SFC Corporate Finance Adviser Code of Conduct and the Code in their capacity as joint sponsors in connection with the proposed listing of the Company) in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors and their respective directors, officers and affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors and shall be not be on behalf of the Company.

Additionally, the Company further acknowledges that the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.

The Company hereby waives and releases, to the extent permitted by law, any claims that the Company may have against the International Underwriters, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory (subject to the Sponsor-OCs’ obligations as Sponsor-OCs under the Sponsor-OC Engagement Letter and the Overall Coordinators’ obligations as overall coordinators under the Overall Coordinators Engagement Letter) or similar duty to such relevant party in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the Offer Price or any dealing price of the Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

20.	Recognition of the U.S. Special Resolution Regimes

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.	Time of the Essence

Time shall be of the essence of this Agreement.

22.	Entire Agreement and Variation

This Agreement, together with (i) with respect to the Company and the Joint Sponsors, the Sponsor-OC Engagement Letters, (ii) with respect to the Company and the Sponsor-OCs or the Company and the Overall Coordinators, the Sponsor-OC Engagement Letters and the OC Engagement Letters, and (iii) with respect to the Company and the Capital Market Intermediaries, the engagement letter(s) entered into between the Company and the Capital Market Intermediaries, constitutes the entire agreement between the Company and the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners, the Capital Market Intermediaries and the International Underwriters relating to the underwriting of the International Offering to the exclusion of any terms implied by Law which may be excluded by contract, and supersedes all previous agreements or understandings relating to the underwriting of the International Offering, which shall cease to have any further force or effect and no party hereto has entered into this Agreement in reliance upon any representation, warranty, agreement or undertaking which is not set out or referred to in this Agreement. If any terms herein this Agreement are inconsistent with that of the Sponsor-OC Engagement Letters, the OC Engagement Letters and the Capital Markets Intermediaries Engagement Letters, the terms in this Agreement shall prevail.

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

23.	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. In relation to such counterpart, upon confirmation by or on behalf of a party that such party authorizes the attachment of this counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

24.	Parties at Interest; Successors and Assigns

This Agreement herein set forth has been and is made solely for the benefit of (a) the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries, the other International Underwriters, the Company and, to the extent provided in Section 12, such other Indemnified Parties, and (b) their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries, the International Underwriters may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 12 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and other International Underwriters severally.

Very truly yours,

For and on behalf of

HESAI GROUP

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of

China International Capital Corporation Hong Kong Securities Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of the other several International Underwriters

China International Capital Corporation Hong Kong Securities Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of

Guotai Junan Capital Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of

Guotai Junan Securities (Hong Kong) Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of the other several International Underwriters

Guotai Junan Securities (Hong Kong) Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of

CMB International Capital Limited

By:

Name:

Title:

Accepted and agreed to as of the date first above written, for and on behalf of the other several International Underwriters

CMB International Capital Limited

By:

Name:

Title:

SCHEDULE I-A

THE INTERNATIONAL UNDERWRITERS

International Underwriters	Number of Firm Shares [(including Offer Size Adjustment Option Shares)]	Number of Exempt Offer Shares
	No. of Shares	No. of Shares
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Guotai Junan Securities (Hong Kong) Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
Haitong International Securities Company Limited	[●]	[●]
BOCI Asia Limited	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]
DBS Asia Capital Limited	[●]	[●]
ICBC International Securities Limited	[●]	[●]
ABCI Securities Company Limited	[●]	[●]
CCB International Capital Limited	[●]	[●]
TOTAL	[●]	[●]

SCHEDULE I-B

Entitlement to Fees

Underwriters	Amount of Total Transaction Fees	Option Transaction Fees split for the Option Shares (if and to the extent that the Over- allotment Option is exercised)
	HK$	%
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Guotai Junan Securities (Hong Kong) Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
Haitong International Securities Company Limited	[●]	[●]
BOCI Asia Limited	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]
DBS Asia Capital Limited	[●]	[●]
ICBC International Securities Limited	[●]	[●]
ABCI Securities Company Limited	[●]	[●]
CCB International Capital Limited	[●]	[●]
TOTAL	[●]	[●]

SCHEDULE 2

THE WARRANTIES

Representations and Warranties of the Company

The Company represents, warrants, agrees and undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Markets Intermediaries, the Underwriters and each of them as follows:

1.	Accuracy of Information

1.	All information disclosed or made available in writing or orally from time to time (and any new or additional information serving to update or amend such information) by or on behalf of the Company or any other member of the Group and/or any of their respective directors, officers to the SEHK, the SEC, the SFC, the CSRC, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Markets Intermediaries, the Hong Kong Underwriters, the International Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, and/or the legal and other professional advisers for the Company, the Hong Kong Underwriters or the International Underwriters in connection with the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, for the purpose of replying to queries and comments raised by the SEHK, the SEC, the SFC and the CSRC, the answers and documents provided for or in the course of due diligence or contained in or referred to in the Verification Notes) was so disclosed or made available in full and in good faith and was and remains true and accurate in all material respects and not misleading.

2.	With respect to the Registered Offering, the Company has filed a Registration Statement, which shall become effective immediately upon its filing. No notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company has been initiated or to the Company’s knowledge, threatened by the SEC as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, as of its applicable effective time, the Registration Statement, any such post-effective amendment, and the Prospectus, as well as any further amendments or supplements to the Registration Statement and the Prospectus, complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement and any such post-effective amendment, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package based upon the Underwriter Information that furnished to the Company in writing by such Underwriter through the Overall Coordinators expressly for use therein.

3.	With respect to the Registered Offering, at and as of the Time of Sale, (A) neither the Disclosure Package, the Registration Statement, the Prospectus nor any individual Supplemental Offering Material when considered together with the Disclosure Package, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (without taking into consideration, in each case, any amendment or supplement thereto subsequent to the Time of Sale), (B) each Issuer Free Writing Prospectus, each roadshow, and each Written Testing-the-Waters Communication does not conflict with the information contained in the Disclosure Package, the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, roadshow and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Disclosure Package, the Registration Statement, the Prospectus, individual Supplemental Offering Material, the Issuer Free Writing Prospectus, the roadshow and the Written Testing-the-Waters Communication based upon the Underwriter Information furnished to the Company in writing by such Underwriter through the Overall Coordinators expressly for use therein. As used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of Rule 405 of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares including without limitation, any roadshow material, “teaser” materials, press releases and analysts’ presentations relating to the Offer Shares that constitutes such written communication, other than the Disclosure Package, the Prospectus, the Registration Statement, and the Prospectus or amendments or supplements thereto.

4.	With respect to the Exempted Offering, at and as of the date of the respective Cornerstone Investment Agreements, the PHIP did not contain an untrue statement of a material fact or omit or to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (without taking into consideration, in each case, any amendment or supplement thereto subsequent to the date of the respective Cornerstone Investment Agreements).

5.	The Exempt Offering (i) have not been and will not be registered under the Securities Act and (ii) have been offered or sold to non U.S. persons outside the United States in offshore transactions in reliance on Regulation S.

6.	No individual Supplemental Offering Material conflicted or will conflict with the Disclosure Package, the Registration Statement, and the Prospectus.

7.	With respect to the Registered Offering, any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Any such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offer Shares, did not, does not, and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Disclosure Package, the Registration Statement, the Prospectus, or other prospectus deemed to part thereof that has not been superseded or modified. Except for the Issuer Free Writing Prospectus, if any, identified in Schedule III hereto, and electronic roadshows, if any, each furnished to the Joint Sponsors before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Joint Sponsors, prepare, use or refer to, any Issuer Free Writing Prospectus.

8.	With respect to the Registered Offering, the statements in the Registration Statement under the headings “Use of Proceeds,” “Dividend Policy,” “Description of Share Capital,” “Description of American Depositary Shares,” “Plan of Distribution,” and “Taxation” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

9.	At and as of each Time of Delivery, neither the Disclosure Package, the Registration Statement, or the Prospectus, nor any individual Supplemental Offering Material when considered together with the Disclosure Package, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (without taking into consideration, in each case, any amendment or supplement thereto subsequent to the Time of Sale (in the case of the Disclosure Package or any individual Supplemental Offering Material) or its date, provided, however, that the Company makes no representation or warranty as to the Underwriter Information furnished to the Company in writing by the Overall Coordinators expressly and specifically for inclusion in the Disclosure Package, the Registration Statement, or the Prospectus.

10.	(A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

11.	With respect to the Registered Offering, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement, that are not filed as required.

12.	The Company has complied with all requirements and timely submitted all requisite filings in connection with the Global Offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. The CSRC Filing Report, including any letters, filings, correspondences, communications, documents, responses, and submissions in any form (including any amendments, supplements and/or modifications thereof), as of its filing date, is complete, true and accurate in all material respects and not misleading, and does not omit any material information which would make the statements made therein, in light of the circumstances under which they are made, misleading.

13.	The CSRC Filings made by or on behalf of the Company, as of their respective filing dates, had been in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

14.	All forecasts and estimates so disclosed or made available have been made after due, careful and proper consideration and, where appropriate, are based on assumptions referred to in the Hong Kong Prospectus, the Disclosure Package, and the Prospectus, and represent reasonable and fair expectations honestly held based on facts known at the time to the Company and the Directors. Such forecasts and estimates do not omit or neglect to include or take into account any facts or matters which are or may be material to such forecasts or estimates or to the Global Offering.

15.	The Company (including, without limitation, their respective agents and representatives, other than the Hong Kong Underwriters and the International Underwriters in their capacity as such) (A) has not made, used, prepared, authorised, approved or referred to any investor presentation materials and (B) will not prepare, make, use, authorise, approve or refer to any Supplemental Offering Material, in each case, without the prior consent of the Joint Sponsors, the Sponsor-OCs, and the Overall Coordinators.

16.	All statements or expressions of opinion, expectation or intention (including the statements regarding the sufficiency of working capital, future plans, use of proceeds, projected cash flows and working capital, critical accounting policies, indebtedness, prospects, dividends, material contracts, industry trends, business sustainability, litigation and regulatory compliance) in each of (A) the Disclosure Package, any individual Supplemental Offering Material when considered together with the Disclosure Package (in each case, at and as of the Time of Sale and the date hereof); and (B) the Registration Statement, the Prospectus and any individual Supplemental Offering Material when considered together Disclosure Package in each case at and as of the date hereto and each Time of Delivery and at all times during the period between the date hereof and the latest Time of Delivery), are and will remain fairly and honestly made on reasonable grounds and, where appropriate, based on reasonable assumptions, and such grounds or assumptions are and will remain fairly and honestly held by the Company and the Directors and there are no other material facts known or which could have been known to the Company or their respective directors the omission of which would make any such statement or expression misleading.

17.	No material information was withheld from the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Markets Intermediaries, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, and/or the legal advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including for the purposes of making submissions or applications to, or replying to queries or comments raised by, the SEHK, the SEC, the SFC or the CSRC).

18.	The Disclosure Package and the Prospectus contain or include all such material information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the business, condition (financial or other), assets and liabilities, financial position, profits and losses, and prospects of the Group, taken as a whole, and the rights attaching to the Shares.

19.	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation, the Formal Notice, the OC Announcement and all filings and submissions provided by or on behalf of the Company to the SEHK, the SEC, the SFC or the CSRC) have complied and will comply with all applicable Laws in all material aspects.

20.	The PHIP is in compliance with Chapters 3 and 6 of the Guide on redactions therein and appropriate warning and disclaimer statements for publication thereof published by the SEHK.

21.	None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and/or power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

2.            The Company and the Group

22.	As at the date of this Agreement and the Listing Date, the Company has the authorised and issued share capital as set forth in the Registration Statement, the Disclosure Package, and the Prospectus; all of the issued Shares of the Company (A) have been duly authorised and validly issued and are fully paid and non-assessable, (B) to the extent outstanding, are owned by the existing shareholders in the amounts specified in each of the Disclosure Package and the Prospectus, (C) have been issued in compliance with all applicable Laws, (D) were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right, and (E) are not subject to any Encumbrance.

23.	The Company and each other member of the Group (A) has been duly incorporated and is capable of suing and being sued, and is validly existing as a company with limited liability under the Laws of its place of incorporation, with full right, power and authority (corporate and other) to own, use, lease and operate its properties and assets and conduct its business in the manner presently conducted and, where applicable, as described in the Registration Statement, the Disclosure Package, and the Prospectus, to execute and deliver each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and to perform its obligations hereunder and thereunder and to issue and deliver the Offer Shares as contemplated herein, (B) is duly qualified to transact business and is in good standing (where such concept is applicable) in each jurisdiction where such qualification is required (by virtue of its business, ownership or leasing of properties or assets or otherwise), and (C) the memorandum and articles of association and other constituent or constitutive documents and the business licenses, as applicable, of the Company and each other member of the Group comply with the requirements of the Laws of the jurisdiction of its incorporation, registration or organisation and are in full force and effect.

24.	Save as disclosed in the Disclosure Package and the Prospectus, no person, individually or together with its affiliates, beneficially owns, ultimately controls or otherwise has any interest (within the meaning of Part XV of the Securities and Futures Ordinance) in 5% or more of any class of the Company’s share capital through trust, contract, arrangement, understanding (whether formal or informal) or otherwise.

25.	(A) The section headed “Appendix I – Accountants’ Report – Notes to the Historical Financial Information – 1. Corporate Information” of the Hong Kong Prospectus sets forth a list of all the subsidiaries of the Company and the Company’s interest therein; (B) the Company owns all the issued or registered capital or other equity interests of or in each other member of the Group; the registered capital (in the form of shares or otherwise) of each subsidiary of the Company has been duly and validly issued and fully paid up with all contributions to such registered capital having been paid within the time periods prescribed under applicable Laws and all payments of such contributions having been approved by the applicable governmental authorities, and no obligation for the payment of a contribution to such registered capital remains outstanding; all of such registered capital has been issued in compliance with all applicable Laws and was not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights and is owned by the Company subject to no security interest or other Encumbrance or adverse claims; (C) except as disclosed in each of the Hong Kong Prospectus, the Disclosure Package, and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares or other equity interests of or in the Company or any other member of the Group are outstanding.

26.	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance and the memorandum and the articles of association of the Company are consistent with the laws of the Cayman Islands and where applicable, the Listing Rules and Laws in Hong Kong.

27.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any other member of the Group has conducted, is conducting or currently proposes to conduct any business, or proposes to acquire or incur any property or asset or liability or obligation (including, without limitation, contingent liability or obligation), which is material to the Group, taken as a whole, but which is not directly or indirectly related to the business of the Group, taken as a whole.

28.	Except as disclosed in each of the Hong Kong Prospectus, the Disclosure Package and the Prospectus, there is no contract or agreement between the Company or any other member of the Group, on the one hand, and any third party, on the other hand, in relation of the merger, acquisition, business consolidation, joint venture, with or of any other entity or business that is material to the Group, taken as a whole.

3.            Offer Shares

29.	The share capital of the Company, including the Offer Shares, conforms to each description thereof contained in the Registration Statement; the certificates for Offer Shares, when issued, will be in due and proper form such as to be legal and valid under all applicable Laws.

30.	The Offer Shares have been duly and validly authorised and, when allotted, issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be duly and validly allotted, authorised and issued, fully paid and non-assessable, free of any Encumbrance, and will have attached to them the rights and benefits specified in the Company’s memorandum and the articles of association as described in each of the Disclosure Package and the Prospectus and, in particular, will rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment; the issuance of such Offer Shares will not be subject to any pre-emptive or similar rights; the Offer Shares will be freely transferable by the Company to the purchasers thereto or to or for the account of the Underwriters and the subsequent purchasers and, when allotted, issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the laws of the relevant jurisdiction or the memorandum and articles of association or other constituent or constitutive documents or the business license of the Company or any agreement or other instrument to which the Company is a party.

31.	All necessary authorisations have been obtained from the holders of existing issued Shares in the capital of the Company to enable the Offer Shares to be issued to the applicants under the Global Offering in the manner described in the Disclosure Package and the Prospectus, and the Company has power under its memorandum and articles of association to issue the Offer Shares pursuant to the Global Offering and in the manner described in the Disclosure Package and the Prospectus.

4.            This Agreement and Operative Documents

32.	Each of (A) this Agreement, (B) the Hong Kong Underwriting Agreement, (C) the Hong Kong Public Offering Documents, (D) the Operative Documents and any other document required to be executed by the Company pursuant to the provisions of this Agreement, the Hong Kong Underwriting Agreement or the Operative Documents has been or will be duly authorised, executed and delivered by the Company and when validly authorised, executed and delivered by the other parties hereto and thereto, constitutes or will constitute a legal, valid and binding agreement, enforceable in accordance with its terms.

33.	Neither the Company nor any other member of the Group is in breach or violation of or in default under (nor has any event occurred which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) its memorandum and articles of association or other constituent or constitutive documents or its business license, or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any agreement with its customers and suppliers) or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, except as would not, individually or in the aggregate, have a Material Adverse Effect, or (C) any Laws, regulations, rules, orders, judgments, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates applicable to it or any of its properties or assets, except as would not, individually or in the aggregate, have a Material Adverse Effect.

5.            No conflict, compliance and Approvals

34.	Approval in principle has been obtained from the listing committee of the SEHK for the listing of, and permission to deal in, the Shares to be converted or issued as described in the Disclosure Package, and the Prospectus on the Main Board of the SEHK, and there is no reason to believe that such approval may be revoked, suspended or modified.

35.	The execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement, and the Operative Documents, the issuance and sale of the Offer Shares, the publication of the Hong Kong Prospectus, the listing of the Shares on the SEHK, the consummation of the transactions herein or therein contemplated, and the fulfilment of the terms hereof or thereof, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of a lien, charge or Encumbrance on any property or assets of the Company or any other members of the Group pursuant to (A) the memorandum and articles of association or other constituent or constitutive documents or the business license of the Company or any other member of the Group, or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any agreement with its customers and suppliers) or instrument to which the Company or any other members of the Group is a party or by which the Company or any other members of the Group is bound or any of their respective properties or assets may be bound or affected, or (C) any Laws applicable to the Company or any other members of the Group or any of their respective properties or assets.

36.	Except for the final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK, all Approvals and Filings (including, without limitation, the CSRC’s approval for the submission of the application to list the Shares on the SEHK), under any Laws applicable to, or from or with any Authority having jurisdiction over, the Company or any other members of the Group or any of their respective properties or assets, or otherwise from or with any other persons, required in connection with the issuance and sale of the Offer Shares or the execution or delivery by the Company of this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents, any other document required to be executed by the Company pursuant to the provisions of this Agreement, the Hong Kong Underwriting Agreement, or the Operative Documents, or the performance by the Company of its obligations hereunder and thereunder or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents or any other document required to be executed by the Company pursuant to the provisions of this Agreement, the Hong Kong Underwriting Agreement or the Operative Documents have been obtained or made and are in full force and effect, and there is no reason to believe that any such Approvals and Filings may be revoked, suspended or modified.

37.	Except for the Over-allotment Option granted to the International Underwriters under this Agreement, no person has (A) the right, contractual or otherwise, to cause the Company to issue or sell to it any Shares or other securities of the Company, (B) any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase Shares or other securities of the Company, and (C) the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares (other than the Underwriters), or (D) the right, contractual or otherwise, to cause the Company to include any Shares or other securities of the Company in the Global Offering; the Global Offering and the other transactions provided for or contemplated by this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and all related arrangements, in so far as they are the responsibility of the Company, have been or will be carried out in accordance with all applicable Laws and regulatory requirements in Hong Kong and elsewhere.

38.	Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, (A) the Company and the other members of the Group (i) have conducted and are conducting their respective businesses and operations in compliance with all Laws applicable thereto and (ii) where applicable and to the extent required, have obtained and hold all licenses, certificates, permits and other authorisations issued by and has made all registrations, declarations and filings with, in compliance with all Approvals and Filings under any applicable Laws and Authorities having jurisdiction over any member of the Group or any of their respective properties or assets required in order to own, lease, license and use their respective properties and assets and conduct their respective businesses and operations as described in the Disclosure Package and the Prospectus (collectively, the “Governmental Licenses”); (B) all such Governmental Licenses do not contain any burdensome restrictions or conditions not described in the Disclosure Package and the Prospectus; and (C) all such Governmental Licenses are valid and in full force and effect, and no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Governmental Licenses, and to the best of the Company's knowledge, there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Governmental Licenses, or any requirements for additional Governmental Licenses which could prevent, restrict or hinder the operations of any member of the Group or cause the Company or other members of the Group to incur additional material expenditures; and (D) to the Company’s knowledge, no Authorities, in its inspection, examination or audit of any member of the Group imposed penalties; and, with respect to any such inspection, examination or audit and to the extent applicable, all findings have been properly rectified, all penalties have been paid and all recommendations have been adopted.

39.	(A) All Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, the Company or any other members of the Group or any of their respective properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Global Offering for the purposes as set forth in each of the Disclosure Package and the Prospectus will be obtained when required, have been obtained or made; and (B) the use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Disclosure Package and the Prospectus, will not contravene, conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) pursuant to (i) the memorandum and articles of association or other constituent or constitutive documents or the business license of the Company or any other members of the Group, (ii) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any agreement with its customers and suppliers) or instrument to which the Company or any other member of the Group is a party or by which the Company or any other member of the Group is bound or any of their respective properties or assets may be bound or affected or (iii) any Laws applicable to the Company or any other member of the Group or any of their respective properties or assets, except in case of (ii) to (iii) will not, individually or in aggregate, result in any Material Adverse Effect.

40.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6.            Litigation and other proceedings

41.	Except as disclosed in the Registration Statement, the Hong Kong Prospectus, the Disclosure Package, and the Prospectus and except as would not have a Material Adverse Effect, there are (A) no actions, suits, proceedings, investigations or inquiries under any applicable Laws or by or before any relevant Authority or otherwise pending or, to the best of the Company’s knowledge, threatened or contemplated to which the Company or any other members of the Group or any of their respective directors, officers, or employees is or may be a party or to which any of their respective properties or assets is or may be subject, at law or in equity, whether or not arising from transactions in the ordinary course of business, (B) no judgment, decree or order of any relevant Authority, which, in any such case described in clause (A) or (B) above, would, reasonably be expected to, individually or in the aggregate, adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Hong Kong Underwriting Agreement, and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement, and the Operative Documents or otherwise adversely affect the Global Offering.

42.	Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the other members of the Group, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken by any person nor have any actions, suits or proceedings under any Laws been started or, to the best of the Company’s knowledge, threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate any member of the Group; or (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in order to conduct the business of any member of the Group.

43.	(i) To the best knowledge of the Company, neither the Company nor any other member of the Group has been identified by any PRC authority as a critical information infrastructure operator in PRC under the Cybersecurity Law of the PRC ; (ii) neither the Company nor any other member of the Group is subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”); (iii) neither the Company nor any other member of the Group has received any communication, enquiry, notice, warning, warrant or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC; (iv) to its best knowledge, the Company is not aware of any pending or threatened cybersecurity review by the CAC on the Company or any other member of the Group; and (v) the Company will use reasonable best efforts to fully cooperate once being informed by any governmental entity of any such cybersecurity review and report to the Cybersecurity Review Office once relevant network products and services provided by the Company may affect national security and is required by applicable Laws to make such report.

7.            Accounts and other financial information

44.	To the Company’s knowledge, the Reporting Accountants, who have audited or reviewed the audited and unaudited consolidated financial statements and unaudited financial information of the Group included in the Disclosure Package and the Prospectus, are independent public accountants as defined by the Hong Kong Institute of Certified Public Accountants and its rulings and interpretations and an independent registered public accounting firm as required by the Securities Act and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

45.	(A) The Accountants’ Report (and the notes thereto) included in Appendix I of the Hong Kong Prospectus gives a true and fair view of the consolidated financial position of the Group as at the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified, and have been prepared in conformity with the US GAAP and the accounting policies of the Company applied on a consistent basis throughout the periods involved; (B) all summary and selected financial data included in the Disclosure Package, or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Group included therein; (C) the unaudited pro forma adjusted consolidated net tangible assets per Share (and the notes thereto) (and all other pro forma financial statements, information or data, if any) included in Hong Kong Prospectus, the Disclosure Package, or the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and on the basis set out in the Disclosure Package, and the Prospectus and are presented on a basis consistent with the accounting principles adopted by the Company, the assumptions used in the preparation of such unaudited pro forma adjusted consolidated net tangible assets per Share (and the notes thereto) (and all other pro forma financial statements, information and data, if any) are reasonable and are disclosed therein, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the unaudited pro forma adjusted consolidated net tangible assets per Share (and the notes thereto) (and all other pro forma financial statements, information and data, if any); and (D) the Group does not have any material liabilities or obligations, direct or contingent (including, any off-balance sheet obligations), not described in the Disclosure Package, and the Prospectus.

46.	(i) the unaudited consolidated management financial information of the Group as at 30 June 2024 and for the period from 1 January 2024 to 30 June 2024 have been prepared in accordance with the Group’s accounting policies applied on a basis consistent with those used in the preparation of the audited consolidated financial statements, and presents fairly, in all material respects, the information shown as of and for the periods indicated; (ii). The unaudited consolidated management financial information of the Group as at 30 June 2024 and for the period from 1 January 2024 to 30 June 2024 and other accounting records of the Group have been prepared in good faith from the Group’s accounting records.

47.	The statements set forth in the Hong Kong Prospectus under the section headed “Financial Information – Material Accounting Policy Information and Estimates” are true and accurate descriptions, in all material respects, of (A) significant accounting policies and the material judgments and (B) the judgments and uncertainties affecting the application of such accounting policies; the Board, senior management and the audit committee of the Company have reviewed and agreed with the selection, application and disclosure of the such accounting policies and have consulted with the Reporting Accountants with regard to such disclosure.

48.	Each of the Disclosure Package, and the Prospectus describes in all material respects (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity or capital resources of the Group and could reasonably be expected to occur, and (B) all material off-balance sheet transactions, arrangement, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

49.	No material fact or matter has been omitted therefrom which would make the contents of any reports, letters or certificates of the Reporting Accountant misleading, and the opinions attributed to the directors of the Company in such reports or letters or certificates are held in good faith based upon facts within their knowledge; (B) the Company has given to the Reporting Accountants all information that was reasonably requested by the Reporting Accountants, and no material information was withheld from the Reporting Accountants, for the purposes of their preparation of their reports contained in the Disclosure Package, or the Prospectus and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants for such purposes was given in good faith; (C) no material information was withheld from the Reporting Accountants, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Markets Intermediaries or the Hong Kong Underwriters for the purposes of their review of the unaudited pro forma adjusted consolidated net tangible assets per Share and all other pro forma financial statements, information or data, if any, of the Company included in the Disclosure Package or the Prospectus or their review of the Company’s profit forecast, cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

50.	The forecast information included in the board memorandum on profit forecast for the 6 months ending December 31, 2025 and working capital forecast for the period from July 1, 2025 to December 31, 2026 adopted by the Board and reviewed by the Reporting Accountants in connection with their letters on the Group’s profit forecast and sufficiency of working capital (collectively, the “Prospective Financial Information”), (A) was made by the Company after due and proper consideration and represents reasonable and fair expectations honestly held based on facts known to the Company and the bases and assumptions stated therein and (B) has been properly compiled based on the assumptions described therein; the assumptions used in the preparation of the Prospective Financial Information (i) are all those that the Company believes are significant in making the profit forecast of the Group for the 6 months ending December 31, 2025 and working capital forecast for the period from July 1, 2025 to December 31, 2026, and (ii) reflect, for each relevant period, a fair and reasonable forecast by the Company of the events, contingencies and circumstances described therein; and the Prospective Financial Information presents reasonable estimates by the Company of the profit forecast of the Group for the 6 months ending December 31, 2025 and working capital forecast for the period from July 1, 2025 to December 31, 2026.

Indebtedness and obligations

51.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus (A) no member of the Group has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, subordinated bonds and hire purchase commitments, or any material mortgage or charge or any material guarantee or other contingent liabilities, (B) no material outstanding indebtedness of any member of the Group has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) any material security in respect of such indebtedness become enforceable by reason of default by such member of the Group, (C) no person to whom any material indebtedness of any member of the Group that is repayable on demand is owed has demanded or, to the Company’s best knowledge, threatened to demand repayment of, or to take steps to enforce any security for, the same, (D) to the Company’s best knowledge, no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any member of the Group or under any guarantee of any material liability of any member of the Group by reason of default of any member of the Group or any other person or under any such guarantee given by any member of the Group, (E) no member of the Group has stopped or suspended payments of its material debts, has become unable to pay its material debts or otherwise become insolvent.

52.	(A) The amounts borrowed by each of the Company and other members of the Group do not exceed any limitation on its borrowing contained in its memorandum and articles of association or other constituent or constitutive documents or its business license or in any debenture or other deed or document binding upon it; (B) neither the Company nor any other member of the Group has factored any of its material debts or engaged in financing of a type which would not be required to be shown or reflected in its consolidated accounts; (C) with respect to each of the borrowing facilities of the Company or any other member of the Group that is material to the Company or the relevant subsidiary, (i) such borrowing facility has been duly authorised, executed and delivered, is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or will be capable of drawdown, and (iii) to the best of the Company’s knowledge, no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) to the best of the Company’s knowledge, no event has occurred, and no circumstances exist, in relation to any material investment grants, loan subsidies or financial assistance received by or granted to or committed to be granted to the Company or any other member of the Group from or by any Authority in consequence of which the Company or the relevant subsidiary is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

53.	Each of the Company and the other members of the Group (A) has carried on and will carry on business in the ordinary course so as to maintain it as a going concern, and (B) has continued to pay its creditors in the ordinary course of business.

54.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any other members of the Group has entered into any hedging transactions in relation to interest rate, foreign exchange or liquidity risk.

8.            Subsequent events

55.	Subsequent to the date of the latest audited consolidated financial statements included in the Disclosure Package and the Prospectus, save for the ones entered into during the ordinary course of business, no member of the Group has (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement that is material to the Group; (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation that is material to the Group; (C) acquired or disposed of or agreed to acquire or dispose of any business or asset that is material to the Group; (D) cancelled, waived, released or discounted in whole or in part any material debt or claim, (E) purchased or reduced or otherwise changed, or agreed to purchase or reduce or otherwise change, its capital stock or other equity interest of any class, (F) declared, made or paid any dividend or distribution of any kind on its capital stock or other equity interest of any class, or (G) entered into an agreement, a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (F) above, except in case of (C). as otherwise disclosed in each of the Disclosure Package and the Prospectus.

56.	Subsequent to the date of the latest audited consolidated financial statements included in the Disclosure Package and the Prospectus, no member of the Group has sustained any material loss or interference with its business from fire, explosion, flood, earthquake, health epidemics or infectious diseases, or other calamity, whether or not covered by insurance or any action, order or decree of any Authority. Since the date of the latest audited financial statements included in the Disclosure Package, and the Prospectus, except as otherwise disclosed in each of the Disclosure Package, and the Prospectus, there has been no Material Adverse Change.

57.	Except as otherwise disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, and the Prospectus, there has been no material change in the cash and cash equivalents, short-term borrowings, and long-term borrowings of the Group as at (A) the date of this Agreement, (B) the Hong Kong Prospectus Date, (C) the Price Determination Date or (D) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated balance sheet of the Group included in each of the Disclosure Package, and the Prospectus.

9.            Real property and other assets

58.	Except as otherwise disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus (A) each of the Company and the other members of the Group has valid, good and marketable title, has been granted valid land use rights and building ownership rights (as applicable), completed all relevant land use right transfer procedures to all real properties and buildings that it purports to own and valid and good title to all personal properties and assets that it purports to own as described in each of the Disclosure Package and the Prospectus, in each case free and clear of all Encumbrances, except such as would not, and would not reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the value of such property or asset; (ii) materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable or (iii) result in, individually or in the aggregate, a Material Adverse Change; (B) each real property or building, as applicable, owned or held under lease by the Company or any member of the Group as described in the Disclosure Package and the Prospectus is in full force and effect that has been duly authorised, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, with such exceptions as would not, and could not reasonably be expected to, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable; no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any other member of the Group has occurred and is continuing or is reasonably likely to occur under any of such leases; neither the Company nor any other member of the Group is aware of any action, suits, claims, demands, investigations, judgment, awards and proceedings of any nature that has been asserted by any person which (a) may be materially adverse to the rights or interests of the Company or the relevant member of the Group under such lease, tenancy or license or (b) which may materially affect the rights of the Company or the relevant member of the Group to the continued possession or use of such leased or licensed property or other asset; the right of the Company or the relevant member of the Group to possess or use such leased or licensed property or other asset is not subject to any unusual or onerous terms or conditions; (C) there are no Encumbrances, conditions, planning consents, orders, regulations or other restrictions which may interfere or affect the use made or proposed to be made of such owned, leased or licensed property or other asset by the Company or any other member of the Group, which is material to the Group as a whole, and the use of all such properties is, in all material respects, in accordance with their permitted use under applicable Laws; and (D) neither the Company nor any other member of the Group owns, operates, manages or has any other right or interest in any other real property or building or personal property or asset, as applicable, of any kind that is material to the Group as whole, except as reflected in the audited consolidated financial statements of the Company and members of the Group (or as otherwise disclosed) in each of the Disclosure Package and the Prospectus, and no other material real properties or buildings and personal properties or assets are necessary in order for the Company and the other members of the Group to carry on their respective existing business in the manner described in each of the Disclosure Package and the Prospectus.

10.            Intellectual Property and Information Technology

59.	Except as otherwise disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and the other members of the Group own free of Encumbrances, have obtained (or can obtain on reasonable terms), or have applied for (or will apply for) licenses for, or other rights to use, all patents, patent applications, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, know-how, and other proprietary information, rights or processes (collectively, the “Intellectual Property”) as described in each of the Disclosure Package and the Prospectus; (B) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have complied with the terms of each such agreement which is in full force and effect, and no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or the other members of the Group has occurred and is continuing under any such agreement, and to the best knowledge of the Company, no notice has been given by or to any party to terminate any such agreement; (C) there is no pending or to the Company’s best knowledge, threatened action by others challenging any member of the Group’s rights in, or to, or the validity, or enforcement or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action or claim; and (D) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or any other member of the Group infringes or otherwise violates any trade or service mark, trade or service name, service name or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

60.	(A) The Company’s and its subsidiaries’ computer systems, communications systems, software, hardware, websites, applications and databases which are currently owned, licensed or used by the Company or any other member of the Group (collectively, the “Information Technology”) are adequate to conduct, or material to, the respective businesses of the Company or any other member of the Group as currently conducted or as proposed to be conducted, (B) the Company and the other members of the Group either legally and beneficially own, or have obtained licenses for, or other rights to use, all material Information Technology; (C) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company or any other member of the Group, as the case may be, has complied with the terms of each such agreement which is in full force and effect in all material respects, and no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any other member of the Group has occurred and is continuing or is likely to occur under any such agreement, and no notice has been given by or to any party to terminate any such agreement; (D) all material systems (including but not limited to the Information Technology) and all material data and information of the Group are maintained and operated by the Group; (E) there are no material defects relating to the Information Technology which have caused or might reasonably be expected to cause any substantial disruption or interruption in or to the business of the Company and the other members of the Group; (F) each of the Company and the other members of the Group has in place necessary procedures reasonably designed to prevent unauthorised access and the introduction of viruses and to enable the taking and storing data back-up; (G) each of the Company and the other members of the Group has in place adequate back-up policies and disaster recovery arrangements reasonably designed to enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Company or any other members of the Group; (H) there has been no material security breach or attack or other compromise of or relating to the Company’s or the other members of the Group’s information technology systems; and (I) the Group has implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all Information Technology systems and Data (as used herein, “Data” includes all personal, personally identifiable, sensitive, confidential or regulated data used in connection with their respective businesses and/or the Global Offering).

11.            Compliance with Employment and Labour Laws

61.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, each of the Company and the other members of the Group is in compliance with the labour and employment Laws and collective bargaining agreements and extension orders applicable to their employees in the jurisdiction of its incorporation, registration or organisation in all material respects.

62.	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Disclosure Package and the Prospectus: (A) neither the Company nor any other member of the Group has any material obligation to provide housing, provident fund, social insurance, severance, pension, retirement, death or disability or other employee benefits to any present or past employee, other than as required by agreement with employees, applicable laws or under plans disclosed; (B) all contributions and payments required under applicable laws and the rules of any such schemes have been made in all material respects when due, or adequate accruals or provisions therefor have been made; there are no material arrears, fines or penalties outstanding; (C) no director or senior management has given or been given written notice terminating his or her engagement; (D) there are no present proposals to terminate the engagement of, or to materially vary the terms of engagement of, any director, senior management or key employee (the five employees who are not directors or senior management of the Company listed under Appendix IV—Statutory and General Information in the Hong Kong Prospectus); (E) there is no material undischarged liability to any Authority for taxes, contributions or other imposts arising in connection with the employment or engagement of directors, employees or consultants; (F) to Company’s best knowledge, no material liability has been incurred for breach of any director’s, senior management’s or key employee’s contract of service or employment agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for reinstatement or re engagement, or the actual or proposed termination, suspension or variation of terms of any such engagement; (I) contracts of service and consultancy agreements are on usual and normal terms for the Company’s industry, are legal, valid, binding and enforceable in accordance with their terms; and (J) the Company and the other members of the Group have complied in all material respects with the terms and conditions of such contracts of service or employment agreement.

63.	Except as would not have a Material Adverse Effect, and except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, there is (A) no dispute with the directors or employees of the Company or any other member of the Group and no strike, labour dispute, slowdown or stoppage or other conflict with the directors or employees of the Company or any other member of the Group pending or, to the Company’s best knowledge, threatened against the Company or any other member of the Group, and (B) no existing union representation dispute concerning the employees of the Company or any other member of the Group.

12.            Cybersecurity and data protection

64.	Except as would not have a Material Adverse Effect, (A) each of the Company and the other members of the Group has complied with all applicable Laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor any other members of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of Data to a place outside the relevant jurisdiction; (C) neither the Company nor any other members of the Group has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws in respect of inaccuracy, loss, unauthorised destruction or unauthorised disclosure of Data in the previous three years and there is no outstanding order against the Company or any other members of the Group in respect of the rectification or erasure of Data; and (D) to the best of the Company’s knowledge, no warrant has been issued authorising any data protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

13.            Compliance with Environmental Laws

65.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, (A) the Company and the other members of the Group and their respective properties, assets and operations are in compliance with applicable Environmental Laws (as defined below) in all material respects, and each of the Company and the other members of the Group holds and is in compliance in all material respects with all Approvals and Filings and Governmental Licenses required under Environmental Laws; (B) there are no past, present or, to the Company’s best knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could give rise to any material costs or liabilities to the Company or any other member of the Group under, or to interfere with or prevent compliance by the Company or any other member of the Group with, Environmental Laws in all material respects; (C) the Company and the other members of the Group have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where failure to obtain such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect, and are in compliance with all terms and conditions of any such permit, license or approval in all material respects and (D) neither the Company nor any other members of the Group (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials, which would, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any Laws relating to health, safety, the environment (including without limitation, the protection, clean-up or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

14.            Insurance

66.	The Group carries insurance policies that it consider to be in line with market practice and adequate for our business, and all such insurance is in full force and effect; all premiums due in respect of such insurance policies have been duly paid in full and all conditions for the validity and effectiveness of such policies have been fully observed and performed by the Group; the Company and the other members of the Group are in compliance with the terms of all such insurance in all material respects and there are no material claims by the Company or any other members of the Group under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause; to the best of its knowledge, neither the Company nor any other members of the Group has any reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from reputable insurers of similar financial standing as may be necessary or appropriate for its business and operations as now conducted on commercially reasonable terms; neither the Company nor any other members of the Group has been denied any material insurance coverage which it has sought or for which it has applied.

15.            Internal Controls

67.	Except as disclosed in each of the Hong Kong Prospectus, the Disclosure Package and the Prospectus, the Group has established and maintains and evaluates a system of internal controls over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of its management and directors; (C) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements and (D) ensure that transactions are executed, and access to assets is granted, in accordance with management’s general or specific authorizations; the current management information and accounting control systems of the Company and the other members of the Group have been in operation for at least three years during which such systems are effective to perform the functions for which they were established, and neither the Company nor any other members of the Group has experienced any material difficulties with regard to clauses (A) through (D) above; there are (i) no material weaknesses or significant deficiencies in the internal controls of the Company and members of the Group over accounting and financial reporting, (ii) no changes in the internal controls of the Company and the other members of the Group over accounting and financial reporting or other factors that have materially and adversely affected, or could reasonably be expected to materially and adversely affect, the internal controls of the Company and the other members of the Group over accounting and financial reporting and no fraud involving management or other employees who have a significant role in internal controls, (iii) the Company has taken all necessary actions to ensure that it has been in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required.

68.	Except as disclosed in each of the Hong Kong Prospectus,the Disclosure Package and the Prospectus, the Group has established and maintains and evaluates disclosure controls and procedures designed to ensure that all material information relating to the Company or any other member of the Group is made known to the Board and management of the Company by others within those entities.

69.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus and except as would not result in a Material Adverse Effect, any issues identified and as disclosed in any report prepared by the Internal Control Consultant have been rectified or improved or are being improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and the Board with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

70.	The statutory books, books of account and other records of each of the Company and the other members of the Group are in its possession, up-to-date in all material respects and complete and accurate in all material respects as required by applicable Laws to be dealt with in such books and no notice or allegation that any is incorrect or should be rectified has been received; all accounts, documents and returns required by Law to be delivered or made to the Registrar of Companies in Hong Kong, the SFC or any other relevant Authority in any relevant jurisdiction have been or will be duly delivered or made.

16.            Compliance with bribery, money laundering and sanctions Laws

71.	The Group, and its officers and directors, and to the Company’s best knowledge, their respective employees, agents, representatives and affiliates have not (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorisation or approval of any direct or indirect payment or giving of money, property, gifts or anything else of value, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in Hong Kong, the PRC, the United States or any other applicable jurisdiction; (C) made or authorised any contribution, payment or gift of funds or property to any candidate for public office, or any official, employee or agent of a government or government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in Hong Kong, the PRC, the United States or any other applicable jurisdiction of incorporation and where the Group conducts business in either case, where either the payment or gift or the purpose of such contribution, payment or gift was or is prohibited under any applicable Laws of any relevant governmental authority of any locality, including but not limited to, the FCPA; or (D) made, offered, agreed, requested, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit in any jurisdiction in connection with the business activities of the Company or any member of the Group, as applicable. Each member of the Group and their respective affiliates have conducted their businesses in compliance with applicable anti-bribery or anti-corruption Laws including but without limitation to the Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong), any Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the relevant provisions of the Criminal Law of the PRC, the Anti-Unfair Competition Law of the PRC, the Provisional Regulations on Anti- Commercial Bribery of the PRC, the FCPA, the United Kingdom Bribery Act of 2010 or any other Law of similar purpose and scope (collectively, the “Anti-Bribery Laws”) and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Bribery Laws and with the representation and warranty contained herein. No investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Company, threatened.

72.	The operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping, reporting and other requirements of the anti-money laundering Laws, regulations or government guidance regarding anti-money laundering, and international anti-money laundering principals or procedures of Hong Kong, the PRC, the United States and the United Kingdom, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any Authority in jurisdictions where the Group conducts business, including, without limitation, the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Cap. 615 of the Laws of Hong Kong), the Anti-Money Laundering Law of the PRC, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) (to the extent applicable to such person), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Anti-Money Laundering Laws”). No action, suit, proceeding, investigation or inquiry by or before any Authority or any arbitrator involving the Company or any member of the Group with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

73.	None of the issue and sale of the Offer Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated by this Agreement, or the provision of services contemplated by this Agreement to the Company will result in violation (including, without limitation, by the Underwriters) of any Anti-Money Laundering Laws or Sanctions (as defined below).

74.	Neither the Company, nor any other member of the Group, nor any of their respective directors or officers, nor, to the Company’s best knowledge, any agent or affiliate, employees or representative of the Company or any of its subsidiaries (A) is the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty's Treasury, the Hong Kong Monetary Authority, or other sanctions authority which may assert jurisdiction over the Company (collectively, the “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”); (B) is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and the Crimea region of Ukraine (collectively, the “Sanctioned Countries” and each, a “Sanctioned Country”)); or (C) will, directly or indirectly, use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, that could or would result in a violation of any Sanctions by any individual or entity (including any individual or entity participating in the Global Offering, whether as underwriter, adviser, investor or otherwise). The Company and its subsidiaries have not knowingly engaged in since April 24, 2019, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country, region or territory, that at the time of the dealing or transaction was, or whose government was, the subject or the target of Sanctions.

75.	The Company, including any entities in which it has a 50 percent or greater interest (each, a “subsidiary”) and any entity in which any of its subsidiaries holds a 50 percent or greater interest, does not, and as of each Time of Delivery will not, directly or indirectly engage in, and does not and will not have any plan to engage in, a “prohibited transaction” (as defined in 31 C.F.R. § 850.224) under the U.S. Outbound Investment Security Program.

17.            Experts

76.	The factual contents of the reports, opinions, letters or certificates of the Experts are and will remain complete, true and accurate (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, the Company does not disagree with any aspect of such reports, opinions, letters or certificates, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within the best of their knowledge after due and careful enquiry.

18.            Forward-looking statements and statistical or market data

77.	Each forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in each of the Hong Kong, the Registration Statement, the Disclosure Package, and the Prospectus has been made or reaffirmed by the Directors with a reasonable basis and present knowledge and in good faith.

78.	All statistical or market-related or operational data included in each of the Disclosure Package and the Prospectus that come from the Company have been derived from the records of the Company and the other members of the Group using systems and procedures which incorporate adequate safeguards to ensure that the data are true and accurate in all material respects and not misleading; all statistical or market-related data included in each of the Disclosure Package and the Prospectus that come from sources other than the Company are based on or derived from sources described therein that, to the Company’s best knowledge, are reliable and accurate and present fairly such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

79.	None of the Company, any other member of the Group or their respective officers, directors, employees, affiliates, advisers or agents has provided to any investment research analyst, whether directly or indirectly, formally or informally, in writing or verbally, any material information, including forward-looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not (A) reasonably expected to be included in each of the Registration Statement, the Disclosure Package, and the Prospectus or (B) publicly available.

19.	Pre-IPO investments and reorganization

80.	(A) The description of the events, transactions and documents relating to the pre-IPO investments prior to listing on Nasdaq as set forth in the section headed “History, Development and Corporate Development” in the Hong Kong Prospectus is accurate and not misleading in material respects, and there are no other facts or matters the omission of which would or may make such disclosure in relation to the pre-IPO investments prior to listing on Nasdaq misleading.

20.	Material contracts

81.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any other members of the Group has any material capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not on an arm’s length basis in the ordinary course of business (for these purposes, a long-term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms within six months after the date it was entered into or undertaken or is incapable of termination by either the Company or any other members of the Group (as relevant) on six months’ notice or less).

82.	Neither the Company nor any other members of the Group is a party to any agreement or arrangement which prevents or restricts it in any material respects from carrying on business in any jurisdiction.

83.	No member of the Group is a party to a joint venture or shareholders’ agreement which is in dispute with the other parties to such joint venture or shareholders’ agreement and, to the Company’s best knowledge, there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties.

21.	Business

84.	(A) Except as disclosed in the Hong Kong Prospectus, the section headed “Business” of the Disclosure Package and the Prospectus, no relationship, direct or indirect, not in the ordinary course of business, exists between or among the Group, on the one hand, and any five largest customers or suppliers on the other hand; (B) there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors of the Company or any of their respective family members; and (D) neither the Company has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director of the Company.

85.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, the Company is not aware that any significant customer or supplier of the Company or any member of the Group is considering ceasing or has ceased to deal with the Company or any member of the Group, or is considering significantly modifying other terms of its dealings with the Company or any other members of the Group contrary to the manner disclosed in the Disclosure Package and the Prospectus or in a manner inconsistent with its past dealings with the Group, except as would not have a Material Adverse Effect.

86.	Neither the Company nor any other members of the Group is a party to any agreement or arrangement or is carrying on any practice which in whole or in part materially contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any member of the Group has assets or carries on business.

87.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, none of the Company and its executive directors, is interested in any business that competes or is likely to compete, directly or indirectly, with the business of any member the Group which require disclosure in the Disclosure Package or the Prospectus.

22.	Taxation

88.	(A) All returns, reports or filings required by Laws or the Authorities to be filed by or in respect of the Company or any other members of the Group for taxation purposes have been duly and timely filed, except where failure to file such returns, reports and filings would not, individually or in the aggregate, have a Material Adverse Effect, and all such returns, reports or filings are up to date and are true and accurate and not misleading and are not the subject of any material dispute with any Taxing or other Authority and, to the Company’s best knowledge, there are no circumstances giving rise to any such dispute; (B) all taxation due or claimed to be due from the Company and the other members of the Group have been duly and timely paid, except as would not, individually or in the aggregate, have a Material Adverse Effect and except as being contested in good faith and by appropriate proceedings; (C) to the Company’s best knowledge, there is no deficiency for taxation of any material amount that has been asserted against the Company or any other members of the Group; and (D) the provisions included in the audited consolidated financial statements as set forth in each of the Disclosure Package and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate and for which the Company or any other members of the Group was then or could reasonably be expected thereafter to become or has become liable; and (E) the statements set forth in the section of the Registration Statement, “Taxation” are accurate and not misleading in all material respect.

89.	Each of the waivers and other relief, concession and preferential treatment relating to taxes which are material to the Group’s business taken as a whole granted to the Company or any other members of the Group by any Authority (“Preferential Tax Treatments”) is valid and in full force and effect; the Company and each other member of the Group has filed all necessary filings and is in compliance in all material respects with all requirements under all applicable Laws required to qualify for, obtain or maintain the Preferential Tax Treatments as described in the Disclosure Package and the Prospectus; no filings made to any Authority in connection with obtaining their Preferential Tax Treatments contained any material misstatement or omission that would have affected the granting of their Preferential Tax Treatments; neither the Company nor any other members of the Group has received notice of any deficiency in their respective applications for their Preferential Tax Treatments that would have affected the granting of their Preferential Tax Treatments, and to the best of its knowledge, the Company is not aware of any reason why the Company or any other member of the Group may not qualify for, or be in compliance with the requirements for, their Preferential Tax Treatments.

90.	Except as described in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, no stamp documentary, issuance, registration, or other issuance or transfer taxes and no capital gains, income, goods and services tax, value added tax, business tax, withholding or other taxes are payable in Hong Kong, Cayman Islands, the PRC, the U.S., in connection with (A) the execution, delivery and performance of this Agreement and the Hong Kong Underwriting Agreement, (B) the creation, allotment and issuance of the Offer Shares, (C) the offer, allotment, issue, sale and delivery of the Hong Kong Offer Shares to or for the respective accounts of successful applicants and, if applicable, the Hong Kong Underwriters contemplated in the Hong Kong Prospectus, (D) the offer, allotment, issue, sale and delivery of the International Offer Shares to or for the respective accounts of the International Underwriters or the subsequent purchasers in the manner contemplated in each of the Disclosure Package and the Prospectus, or (E) the deposit of the Offer Shares with the Hong Kong Securities Clearing Company Limited.

91.	Neither the Company nor any other members of the Group has been or is currently the subject of an enquiry into transfer pricing by any competent Authority and no Authority has indicated any intention to commence any such enquiry and to the Company’s best knowledge, there are no circumstances likely to give rise to any such enquiry.

23.	Dividends

92.	Save as disclosed in each of the Hong Kong Prospectus, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares to the shareholders of the Company in Hong Kong dollars are not subject to, and may be paid free and clear of and without deduction for or on account of, any withholding or other Taxes imposed, assessed or levied by or under the Laws of the Cayman Islands, Hong Kong, or the PRC (as the case may be) or any Taxing or other Authority thereof or therein.

93.	Except as disclosed in the Hong Kong Prospectus, the Disclosure Package and the Prospectus, neither the Company nor any other members of the Group is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the shares or other equity interests of or in such member of the Group, from repaying to the Company any loans or advances to such member of the Group from the Company or from transferring any of the properties or assets of such member of the Group to the Company.

24.	United States aspects

94.	The Registration Statement and the Prospectus, and the filing of the Registration Statement and the Prospectus with the SEC have been or will be duly authorized by and on behalf of the Company, and the Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

95.	With respect to the Offer Shares, excluding the Registered Offer Shares, none of the Company, any of its affiliates and any person acting on behalf of any of the foregoing (other than the Underwriters, their respective affiliates or any person acting on their behalf, as to whom the Company makes no representation) will, offer, sell, pledge or otherwise transfer the such Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S during the Restricted Period. Neither the Company, any of its affiliates and any person acting on behalf of any of the foregoing has engaged, or will engage, in any directed selling efforts to a U.S. Person with respect to the such Shares, and the Company, any of its affiliates and any person acting on behalf of any of the foregoing have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

96.	Except as disclosed in each of the Hong Kong Prospectus, the Disclosure Package and the Prospectus,within the preceding six months, neither the Company nor any person acting on its behalf (other than the Underwriters, or any of their respective affiliates or any person acting on its or their behalf, as to whom the Company makes no representation, warranty or undertaking) has offered or sold to any person any Shares or any securities of the same or a similar class as the Shares other than the Offer Shares offered or sold hereunder and under this Agreement and shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrant.

97.	None of the Company, any of its affiliates and any person acting on behalf of any of the foregoing (other than the Underwriters, their respective affiliates or any person acting on their behalf, as to whom the Company makes no representation) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offer Shares in a manner that would require the registration under the Securities Act of the Offer Shares, other than the Registered Offer Shares; the Company will not, and will not permit its affiliates or any person acting on its behalf (other than the Underwriters, their respective affiliates or any person acting on their behalf, as to whom the Company makes no representation), to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Offer Shares in a manner which would require the registration under the Securities Act of the Offer Shares, other than the Registered Offer Shares.

98.	Subject to the limitations, assumptions, and qualifications set forth in the Prospectus Supplement under the heading “TAXATION—United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations,” the Company does not believe that it was a “passive foreign investment company” within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (a “PFIC”) for the taxable year ended December 31, 2024.

99.	The Company is not, and after giving effect to the offering and sale of the Offer Shares and application of proceeds as stated in the Hong Kong Prospectus, the Disclosure Package, and the Prospectus, will not be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

100.	There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its subsidiaries or any of their respective officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was filed with the SEC.

101.	At the time of filing the Registration Statement and at the date hereof, the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

102.	The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

103.	The Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

25.	Market conduct

104.	Except for the appointment of the Stabilising Manager, no member of the Group and their respective directors, officers, or to the Company’s best knowledge, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them (other than the Underwriters, their respective affiliates or any person acting on their behalf, as to whom the Company makes no representation), (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters or any person acting for them as Stabilising Manager of the ability to rely on any stabilisation safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

26.	Immunity

105.	Under the Laws of the Cayman Islands, Hong Kong, the PRC and the U.S., neither the Company nor any other members of the Group, nor any of the properties, assets or revenues of the Company or any other members of the Group is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment or arbitral awards, or from other action, suit or proceeding for the giving of any relief (including but not limited to interlocutory or ancillary relief) or for the enforcement of any judgment or arbitral awards.

27.	Choice of law and dispute resolution

106.	The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of Cayman Islands, Hong Kong and the PRC; the Company can sue and be sued in its own name under the Laws of the Cayman Islands, the PRC and Hong Kong; the irrevocable submission by the Company to the non-exclusive jurisdiction of any New York Court (as defined in Section 16 hereof), the waiver by the Company of any objection to the venue of an action, suit or proceeding in any New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or crown status of or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under the Laws of the Cayman Islands, the PRC and Hong Kong and will be respected by the Cayman Islands, the PRC and Hong Kong courts; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced in the Cayman Islands, the PRC and Hong Kong courts subject to the uncertainty as disclosed in the section of each of the Disclosure Package and the Prospectus headed “Enforceability of Civil Liabilities.”

28.	No other arrangements relating to the sale of the Offer Shares

107.	There are no contracts, agreements or understandings between any member of the Group and any person or entity (other than the International Underwriters pursuant to this Agreement and the Hong Kong Underwriters pursuant to the Hong Kong Underwriting Agreement) that would give rise to any claim against the Company, any other member of the Group or any Underwriter for brokerage commissions, finder’s fees, broker’s or agent’s commission or other payments in connection with the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by the Disclosure Package and the Prospectus.

108.	None of the Company, any other member of the Group has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement, the Hong Kong Underwriting Agreement, and the Cornerstone Investment Agreements. Other than a guaranteed allocation of the relevant Offer Shares at the International Offer Price, the Cornerstone Investors do not have any preferential rights in the Cornerstone Investment Agreements compared with other public Shareholders. There are no side arrangements between our Company and the Cornerstone Investors or any benefit, direct or indirect, conferred on the Cornerstone Investors by virtue of or in relation to the Cornerstone Placing.

SCHEDULE III

The following information is also included in the Disclosure Package:

(a) The Offer Price is HK$[●].

SCHEDULE IV

THE CONERSTONE INVESTORS

Cornerstone Investors	Number of Exempt Offer Shares
No. of Shares
HHLR Advisors, Ltd.	[●]
Taikang Life Insurance Co., Ltd	[●]
WT Asset Management Limited	[●]
Grab Holdings Limited	[●]
Hongda Group (Hong Kong) Co., Limited	[●]
Commando Global Fund	[●]
TOTAL	[●]

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

EXHIBIT B

OFFICERS’ CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

EXHIBIT C

SECRETARIES’ CERTIFICATE

EXHIBIT D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

EXHIBIT E

CORNERSTONE INVESTMENT AGREEMENT